UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12.

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 15, 2021

Dear Shareholder:

You are cordially invited to attend our 2021 Annual Meeting of Shareholders.

We will hold the Annual Meeting virtually, on the 21st day of April, 2021, at 8:00 a.m., Eastern time. Due to concerns regarding the novel coronavirus (“COVID-19”) pandemic and to protect the safety and well-being of our shareholders, Board of Directors and employees, the Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. You will not be able to attend the Annual Meeting in person.

At the meeting we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on the election of three directors, ratify the selection of Grant Thornton LLP as our independent registered public accounting firm, approve the amendment and restatement of our long-term incentives plan and cast an advisory vote to approve the Company’s executive compensation, as well as to transact such other business as may properly come before the meeting. Shareholders will then have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

Your vote is important no matter how many or how few shares you own. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone or by returning your proxy card as soon as possible.

You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.meetingcenter.io/245985991, Password ORBC2021. To participate in the Annual Meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance in order to obtain a control number and attend the Annual Meeting, pursuant to the instructions provided in the Notice of 2021 Annual Meeting of Shareholders.

We are providing you the Proxy Statement for our 2020 Annual Meeting of Shareholders and our 2020 Annual Report on Form 10-K. You may also access these materials via the Internet at www.edocumentview.com/orbc. I hope you find them interesting and useful in understanding our company.

Sincerely yours,

Jerome B. Eisenberg

Chairman of the Board

ORBCOMM Inc.

395 West Passaic Street, Third Floor

Rochelle Park, New Jersey 07662

Notice of 2021 Annual Meeting of Shareholders

To the Shareholders of ORBCOMM Inc.:

The 2021 Annual Meeting of Shareholders of ORBCOMM Inc. will be held in virtual format, on April 21, 2021, at 8:00 a.m., Eastern time, for the following purposes:

(a) to elect two members to our board of directors with terms expiring at the Annual Meeting in 2024;

(b) to ratify the appointment by the Audit Committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2021;

(c) to consider and vote to approve the amendment and restatement of the 2016 Long Term Incentive Plan; and

(d) to cast an advisory vote to approve the Company’s executive compensation.

Only shareholders of record at the close of business on March 1, 2021 will be entitled to notice of, and to vote at, the 2021 Annual Meeting and any postponements, adjournments or delays thereof. A list of shareholders of record entitled to vote at the 2021 Annual Meeting will be available for inspection by any shareholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten (10) days prior to the 2021 Annual Meeting at the offices of the Company at 395 West Passaic Street, Third Floor, Rochelle Park, New Jersey 07662, and online during the 2021 Annual Meeting accessible at www.meetingcenter.io/245985991, using the password ORBC2021 and your meeting access control number. As a result of the ongoing COVID-19 pandemic, we expect that our offices may generally remain closed through the date of the 2021 Annual Meeting. Shareholders wishing to examine the list may contact our Corporate Secretary, and arrangements will be made to review the list in person.

Shareholders will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.meetingcenter.io/245985991, Password ORBC2021. To participate in the Annual Meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials.

Shareholders that hold their shares through an intermediary, such as a bank or broker, must register in advance to obtain a control number and attend the 2021 Annual Meeting. Please note that for shareholders that hold their shares through an intermediary the control number to attend the Annual Meeting is separate and different from the control number included in the proxy card shareholders receive from their intermediary for purposes of providing voting instructions to their proxy.

Shareholders are requested to submit a proxy for voting at the 2021 Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a proxy card in the enclosed postage-paid envelope as promptly as possible. Submitting your vote via the Internet, by telephone or by returning a proxy card will not affect your right to vote in person should you decide to attend the 2021 Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares via the Internet, by telephone or by returning a proxy card prior to the 2021 Annual Meeting.

By order of the Board of Directors,

Christian G. Le Brun

Secretary

March 15, 2021

ORBCOMM Inc.

Proxy Statement for the 2021 Annual Meeting

i

ORBCOMM Inc.

Proxy Statement

2021 ANNUAL MEETING

The enclosed proxy is solicited by the board of directors of ORBCOMM Inc. for use in voting at the 2021 Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 21, 2021, and any postponements, adjournments or delays thereof (the “Annual Meeting” or the “2021 Annual Meeting”), for the purposes set forth in the accompanying Notice of 2021 Annual Meeting of Shareholders. This proxy statement and the proxy are first being sent to shareholders and being made available on the Internet (www.edocumentview.com/orbc) on or about March 15, 2021. We will refer to our company in this proxy statement as “we”, “us”, the “Company” or “ORBCOMM”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

What am I Voting On at the Annual Meeting?

You will be voting on the following:

•	The election of two members of our board of directors;

•	The ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

•	The approval of the amendment and restatement of the 2016 Long Term Incentive Plan (“Amended LTIP”); and

•	An advisory vote to approve the Company’s executive compensation.

Who is Entitled to Vote at the Annual Meeting?

Only holders of record of the Company’s common stock and Series A convertible preferred stock at the close of business on March 1, 2021, the record date for the meeting, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock and 1.66611 votes for each share of Series A convertible preferred stock, in each case held on the record date. There is no cumulative voting. On March 1, 2021, the record date for the Annual Meeting, there were 79,084,394 shares of our common stock and 40,624 shares of our Series A convertible preferred stock outstanding and entitled to vote.

Who may Attend the Annual Meeting?

All shareholders as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/245985991. You also will be able to vote your shares online by attending the Annual Meeting online by visiting www.meetingcenter.io/245985991, Password ORBC2021.

To participate in the Annual Meeting, you will need to review the information included on your Notice of Annual Meeting, on your proxy card or on the instructions that accompanied your proxy materials and use your meeting access control number. The password for the meeting is ORBC2021.

If you hold your shares through an intermediary, such as a brokerage firm, bank, broker-dealer or other similar organization or nominee, you must register in advance using the instructions below.

The online meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

Registered Shareholders

If you are a registered shareholder (i.e., you hold your ORBCOMM shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

Beneficial Shareholders Holding Through Intermediaries

If you hold your ORBCOMM shares in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your ORBCOMM holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 16, 2021.

After receipt of your registration materials by Computershare, you will receive a confirmation of your registration, together with a control number required to log in, by email from Computershare. Please note that for shareholders that hold their shares through an intermediary the control number to attend the Annual Meeting is separate and different from the control number included in the proxy card shareholders receive from their intermediary for purposes of providing voting instructions to their proxy.

Requests for registration should be directed to the following:

By email

You should forward the email with the legal proxy from your broker, or attach an image of your legal proxy to an email sent, to legalproxy@computershare.com.

By mail

Computershare

ORBCOMM INC. Legal Proxy

P.O. Box 505008

Louisville, KY 40202

How Do I Vote My Shares?

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares right away. Voting now will not affect your right to attend or your ability to vote at the Annual Meeting.

If you are a registered shareholder (that is, your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates), you may vote:

•

By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•

By Internet or telephone.    Registered shareholders may vote on the Internet at www.envisionreports.com/orbc by following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•	At the meeting. If you attend the Annual Meeting online, you also will be able to vote your shares online at the Annual Meeting by visiting www.meetingcenter.io/245985991, Password ORBC2021

If your shares are held in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must provide the brokerage firm, bank, broker-dealer or other similar organization or nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

By Internet or telephone.    Street name holders may vote on the Internet at www.envisionreports.com/orbc and following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•

At the meeting.    If you attend the Annual Meeting online, you also will be able to vote your shares online at the Annual Meeting by visiting www.meetingcenter.io/245985991, Password ORBC2021. You must register in advance to attend the Annual Meeting virtually on the Internet,

If you hold your shares of common stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of common stock.

How Will My Proxy Be Voted?

If you use the telephone or Internet voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors: “FOR” the election of the nominees for directors set forth herein, “FOR” ratification of the appointment of the independent registered public accounting firm, “FOR” approval of the Amended LTIP and “FOR” approval of executive compensation. In addition, if other matters come before the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with their best judgment with respect to such matters.

Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If My Shares Are Held in “Street Name,” How Will My Broker Vote?

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (that is, your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1), the Amended LTIP (Proposal 3), or the advisory vote to approve executive compensation (Proposal 4), but may vote your shares in its discretion with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal 2). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

May I Revoke My Proxy?

For shareholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Company so long as it is received prior to the Annual Meeting;

•	casting a later vote using the telephone or Internet voting procedures;

•	submitting a properly signed proxy card with a later date so long as it is received prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

Will My Vote be Confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

How Many Votes are Needed to Approve a Proposal?

Election of Directors (Proposal 1).    Directors are elected by a plurality of votes cast. This means that the two nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock and Series A convertible preferred stock entitled to vote at the meeting, a quorum being present, will become directors.

Selection of our Independent Registered Public Accounting Firm (Proposal 2); Approval of the Amended and Restated LTIP (Proposal 3); Advisory Vote to Approve Executive Compensation (Proposal 4).    An affirmative vote of the holders of a majority of the voting power of our common stock and Series A convertible preferred stock present in person or represented by proxy and entitled to vote on the matter, a quorum being present, is necessary to (1) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, (2) approve the Amended LTIP, and (3) approve our executive compensation.

What Constitutes a Quorum for the Meeting?

The presence in person or by proxy of a majority of the votes represented by shares of our common stock and Series A convertible preferred stock, considered together as a single class, outstanding on the record date is required for a quorum. As of the record date of March 1, 2021, there were 79,152,078 votes represented by outstanding shares of our common stock and Series A convertible preferred stock.

How are Votes Counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareholders vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approving Proposals 2, 3 and 4. The shares of a shareholder who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a matter will be counted for purposes of determining whether a quorum is present at the meeting. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect on the election of directors, but has the same legal effect as a vote “against” Proposals 2, 3 and 4. A broker non-vote on a matter is not deemed to be present or represented by proxy for purposes of determining whether shareholder approval of the matter is obtained and has no effect on the election of directors or on Proposal 2, 3 or 4.

How Can I Ask Questions at the Annual Meeting?

Questions may be submitted before or during the Annual Meeting. To submit a question, you must attend the Annual Meeting online and submit your questions during the meeting at www.meetingcenter.io/245985991. Password ORBC2021.. As many stockholder questions will be answered as time permits. However, we may not respond to questions that are not pertinent to meeting matters or our business. Single responses to a group of substantially similar questions may be provided to avoid repetition. We ask that attendees please help us keep the proceedings orderly and follow the Annual Meeting rules of conduct.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 21, 2021.

The proxy statement and annual report to stockholders are available at: www.edocumentview.com/orbc.

ELECTION OF DIRECTORS (PROPOSAL 1)

Our Restated Certificate of Incorporation provides that the board of directors will consist of three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. One class of directors is elected each year with terms extending to the third annual meeting after such election.

There are currently seven directors who are divided among the three classes of directors as follows: two Class I directors, three Class II directors and two Class III directors. The terms of the three directors in Class III expire at the 2020 Annual Meeting. The board has designated Jerome Eisenberg and Marco Fuchs, upon the recommendation of the Nominating and Corporate Governance Committee, as nominees for election as directors at the 2021 Annual Meeting with terms expiring at the 2024 Annual Meeting of Shareholders.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the two nominees specified in “Class III — Nominees for Election as Directors with Terms Expiring in 2024” below. If for any reason any of those nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee as selected by the board of directors, and the Company will provide shareholders with the required biographical information of such substitute nominee in advance of the meeting.

A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” do not have the authority to vote on the election of directors when they do not receive instructions from beneficial owners. Accordingly, a broker non-vote will not be counted as a vote to elect directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

For each director nominee and each continuing director, we have stated the nominee’s or continuing director’s name, age and principal occupation; his or her position, if any, with the Company; his or her period of service as a director of the Company; his or her business experience for at least the past five years; other directorships held; and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to conclude that the person should serve as a director of the Company. Each nominee for director has consented to being named in this proxy statement and to serve as a director if elected.

Class III — Nominees for Election as Directors With Terms Expiring at the 2024 Annual Meeting

Jerome B. Eisenberg	Director Since February 2004	Age 81

Mr. Eisenberg has been our non-executive Chairman of the Board since March 2008. He served as our Chairman and Chief Executive Officer from January 2006 to March 2008 and our Chief Executive Officer and President from December 2004 to January 2006. Prior to that, Mr. Eisenberg held a number of positions with ORBCOMM Inc. and with ORBCOMM LLC, including Co-Chief Executive Officer of ORBCOMM Inc. Mr. Eisenberg has worked in the satellite industry since 1993 when he helped found Satcom International Group plc. From 1987 to 1992, he was President and CEO of British American Properties, an investment company funded by European and American investors that acquired and managed various real estate and industrial facilities in various parts of the U.S. Prior thereto, Mr. Eisenberg was a partner in the law firm of Eisenberg, Honig & Folger; CEO and President of Helenwood Manufacturing Corporation (presently known as Tennier Industries), a manufacturer of equipment for the U.S. Department of Defense; and Assistant Corporate Counsel for the City of New York. Mr. Eisenberg is the father of Marc Eisenberg, a member of the board of directors and our Chief Executive Officer. Mr. Eisenberg was a director of GelTech Solutions, Inc. from 2010 to 2013. Mr. Eisenberg’s significant and meaningful knowledge of our company (as former senior management of the Company), significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Marco Fuchs	Director Since February 2004	Age 58

Mr. Fuchs has been a member of the board of directors of ORBCOMM LLC since 2001 and of ORBCOMM Holdings LLC from 2001 to February 2004. Mr. Fuchs is currently the Chief Executive Officer and Chairman of the Managing Board of OHB SE (technology and space), positions he has held since 2000. From 1995 to 2000, Mr. Fuchs worked at OHB System AG, first as a Prokurist (authorized signatory) and then as Managing Director. Prior to that, he worked as a lawyer from 1992 to 1994 for Jones, Day, Reavis & Pogue in New York, and from 1994 to 1995 in Frankfurt am Main. Mr. Fuchs’ significant business and operating experience with satellite companies, significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class I — Continuing Directors With Terms Expiring at the 2022 Annual Meeting

Karen Gould	Director Since June 2018	Age 56

Karen Gould was elected to the ORBCOMM Board of Directors in June 2018. Ms. Gould has served as Executive Vice President and Chief Financial Officer of The Turner Construction Company (construction engineering) in New York since 2017 and as Senior Vice President and Chief Financial Officer from 2011 to 2017. She also presently serves on the Board of Directors and as Audit Committee Chair of Clark Builders, a subsidiary of Turner Construction operating in Canada. Previously, Ms. Gould held various senior executive positions in the telecommunications industry, including at Bell Canada, AT&T, Centerpost Corporation, and Ameritech Corporation, and was also a founding principal of several start-ups. Prior to that, she served as an investment banker at Kidder, Peabody & Company where she focused on serving technology and other high-growth companies and at Arthur Andersen LLP. Ms. Gould’s significant financial expertise, broad understanding of financial issues, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting her to serve as a director.

Denise Gibson	Director Since October 2018	Age 61

Denise Gibson was elected to the ORBCOMM Board of Directors commencing in October 2018. Ms. Gibson has served as Co-Founder and Chairman of Ice Mobility, a national distributor of wireless products and provider of supply chain solutions, since 2014. She also presently serves on the Board of Directors for VOXX International Corporation and Orica Ltd. From 2001 to 2011, Ms. Gibson was the Founder and Chief Executive Officer of Brightstar US, a leading marketing, channel sales and integrated supply chain services company for the global wireless industry. Prior to that, Ms. Gibson spent 17 years with Motorola, Inc., where she held several executive management positions, including Vice President and Director of North American Consumer Technical Solutions and Vice President and General Manager for U.S. Markets in the Personal Communications Sector. Ms. Gibson’s senior leadership positions and operating experience in the global wireless industry, high level managerial experience, significant financial expertise, broad understanding of financial issues, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting her to serve as a director.

Class II — Continuing Directors With Terms Expiring at the 2023 Annual Meeting

Marc J. Eisenberg	Director Since March 2008	Age 54

Mr. Eisenberg is our Chief Executive Officer, a position he has held since March 2008. He served as our Chief Operating Officer from February 2007 to March 2008. From June 2006 to February 2007, he was our Chief Marketing Officer and from March 2002 to June 2006, he was our Executive Vice President, Sales and Marketing. He was a member of the board of directors of ORBCOMM Holdings LLC from May 2002 until February 2004. Prior to joining ORBCOMM, from 1999 to 2001, Mr. Eisenberg was a Senior Vice President of Cablevision Electronics Investments, where among his duties he was responsible for selling Cablevision services such as video and internet subscriptions through its retail channel. From 1984 to 1999, he held various positions, most recently as the Senior Vice President of Sales and Operations with the consumer electronics company The

Wiz, where he oversaw sales and operations and was responsible for over 2,000 employees and $1 billion a year in sales. Mr. Eisenberg is the son of Jerome B. Eisenberg. Mr. Eisenberg’s significant and meaningful knowledge of our Company, in-depth knowledge of our global operations and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Timothy Kelleher	Director Since March 2008	Age 58

Mr. Kelleher has been a member of our board of directors since March 2008 and previously served as a member of our board of directors from December 2005 to June 2007. He is a Managing Partner of KMCP Advisors II LLC (formerly PCG Capital Partners Advisors II LLC) (investment management), focusing on providing growth capital to established companies, and was previously a Managing Director of Pacific Corporate Group, which he joined in 2002. He is also a Managing Partner of Silver Canyon Group, LLC. Prior to joining Pacific Corporate Group, Mr. Kelleher was a Partner and Senior Vice President at Desai Capital Management Incorporated from 1992 to 2002 and held positions at Entrecanales, Inc., L.F. Rothschild & Co. Incorporated and Arthur Young & Co. Mr. Kelleher’s significant financial expertise, extensive board level experience helping growth companies achieve their full potential and success dealing with complex business and financial issues and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

John Major	Director Since April 2007	Age 75

Mr. Major joined our board of directors in April 2007. He is the founder and President of MTSG (a strategic consulting and investment business). From April 2004 to October 2006, Mr. Major also served as Chief Executive Officer of Apacheta Corporation, a privately held mobile, wireless software company. From August 2000 until January 2003, Mr. Major also held Chief Executive Officer positions at Novatel Wireless, Inc., a wireless data access solutions company, and Wireless Knowledge, a joint venture of Qualcomm Inc. and Microsoft Corp., positions he attained after nearly 20 years of wireless experience at industry-leading companies, including Qualcomm and Motorola. Mr. Major is a past Chairman of the Board of Directors of Broadcom Corporation and currently a director at Lattice Semiconductor, Lennox International, Inc. and Littelfuse, Inc. Mr. Major’s senior leadership positions at a number of companies, strong operational expertise, strong background in the technology sector and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

The board of directors recommends that you vote “FOR” the election as directors of the two Class III director nominees described above, which is presented as Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the board of directors. Our board of directors has the authority to appoint committees to perform certain management and administration functions. We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, composed of at least three members each.

The functions of each of our board committees are described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance.” The committee charters are also available in print to any shareholder upon request. The board of directors held six meetings during fiscal year 2020. All current directors attended at least 75% of the aggregate meetings of the board and committees on which they served. Directors are expected to attend the Annual Meeting. All of our directors then in office attended the 2020 Annual Meeting.

The board has reviewed the independence of its members considering the independence criteria of The Nasdaq Stock Market, or Nasdaq, and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Company. Based on this review, the board has determined that none of the current directors, other than Jerome B. Eisenberg (a former executive officer of the Company) and Marc J. Eisenberg (an executive officer of the Company), has a material relationship with the Company and each of Marco Fuchs, Denise Gibson, Karen Gould, Timothy Kelleher and John Major meets the independence requirements of Nasdaq.

The independent directors meet in executive session without the presence of any executive officer or member of management at least twice a year in conjunction with regular meetings of the board. A director designated by the independent directors will chair the session. The independent directors generally designate the chair of one of the board committees as chair, depending upon whether the principal items to be considered at the session are within the scope of the applicable committee.

Board Leadership Structure.    The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board or whether the Chairman should be a member of management or a non-management director, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. As the former Chief Executive Officer, Jerome Eisenberg has extensive knowledge of the Company and its business and industry that are an invaluable resource for the board. Although Jerome Eisenberg is not an independent director due to his continued employment in a non-executive capacity and his being the father of Marc Eisenberg, our Chief Executive Officer, the board believes that this leadership structure is in the best interests of the Company’s shareholders at this time.

Audit Committee.    The Audit Committee, among other things:

•	reviews and oversees the integrity of our financial statements and internal controls;

•	reviews the qualifications of and recommends to the board of directors the selection of, our independent auditor, subject to ratification by our shareholders, and reviews and approves their fees;

•

reviews and oversees the adequacy of our accounting and financial reporting processes, including our system of internal controls and disclosure controls, and recommendations of the independent auditor with respect to our systems; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Our Audit Committee consists of Karen Gould, Denise Gibson, Timothy Kelleher and John Major. Each current member of our Audit Committee meets the independence and financial literacy requirements of Nasdaq, the SEC and applicable law. All members of our Audit Committee are able to read and understand fundamental financial statements. The board of directors has determined that Karen Gould is an “audit committee financial expert” as defined by the SEC rules. Karen Gould serves as chair of our Audit Committee. The Audit Committee met five times during the 2020 fiscal year.

Compensation Committee.    The Compensation Committee, among other things:

•

reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines and approves the level of the Chief Executive Officer’s compensation based on this evaluation;

•	determines the base and incentive compensation of other senior executives and the terms of employment of senior executives, including the Chief Executive Officer;

•	reviews, administers, monitors and recommends to the board of directors all executive compensation plans and programs, including incentive compensation and equity-based plans; and

•	evaluates and makes recommendations regarding the compensation of non-employee directors and administration of non-employee director compensation plans or programs.

Our Compensation Committee consists of Denise Gibson, Timothy Kelleher, and John Major. Each current member of our Compensation Committee meets the independence requirement of Nasdaq and applicable law. Timothy Kelleher currently serves as chair of our Compensation Committee, while during 2020 John Major served as chair. The Compensation Committee met four times during the 2020 fiscal year.

For a description of the role of our executive officers on determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis — Role of Executives and Others in Establishing Compensation”.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, among other things:

•	oversees our corporate governance policies, practices and programs;

•

reviews the Company’s policies, practices and programs with respect to its relationships and communications with institutional investors, including proxy advisory services, and other interested parties;

•

reviews and recommends to the board of directors the size and composition of the board, the qualification and independence of the directors and the recruitment, selection and evaluation of individuals to serve as directors;

•

reviews and recommends to the board of directors the organization and operation of the board of directors, including the nature, size and composition of committees of the board, the designation of committee chairs, the designation of a Chairman of the Board or similar position and the distribution of information to the board and its committees;

•

coordinates an annual self-assessment by the board of its operations and performance and the operations and performance of the committees and prepares an assessment of the board’s performance for discussion with the board;

•	in coordination with the Compensation Committee, evaluates the performance of the Chief Executive Officer in light of corporate goals and objectives; and

•	develops and recommends to the board for approval of a succession plan for certain executive officers.

Our Nominating and Corporate Governance Committee consists of Marco Fuchs, Karen Gould and John Major. Each member of our Nominating and Corporate Governance Committee meets the independence requirement of Nasdaq and applicable law. John Major currently serves as chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times during the 2020 fiscal year.

The Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer or other members of the board of directors may identify a need to add new members to the board or to fill a vacancy on the board. In that case, the committee will initiate a search for qualified director candidates, seeking input from other directors, and senior executives, shareholders and, to the extent it deems appropriate, third-party search firms to identify potential candidates. The committee evaluates qualified candidates and makes its recommendation to the board, for the board’s consideration and approval. In making its recommendations to the board, the committee considers the selection criteria for director candidates set forth in our Board Membership Criteria, including the following:

•	each director candidate should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•

each director candidate should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	each director candidate should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

•	each director candidate should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

While the board does not have a formal policy with respect to diversity, it believes that it is essential that the directors represent the balanced, best interests of the shareholders as a whole, rather than special interest groups or constituencies, and takes into consideration in assessing the overall composition and needs of the board such factors as diversity of professional experience, skills and background, age, gender, international background and specialized expertise. The committee from time to time reviews with the board our Board Membership Criteria in the context of current board composition and the Company’s circumstances. In its most recent search for director candidates, the committee instructed its executive search firm that, among other candidate search criteria, gender, racial and ethnic diversity were important and would be given strong consideration, but not to the exclusion of other requirements. In 2018, the Board appointed two women to serve as directors, representing 28.5% of the board of directors.

Our Guidelines on Corporate Governance include a director age policy, pursuant to which any director who has achieved age 75 would be subject to an annual review by the committee with respect to such director’s continued service on the board, considering any factors or other information that is considered appropriate and relevant, including the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the board, the overall composition of the board and whether the director’s resignation from the board would be in the best interests of the Company and its shareholders. The board, upon the recommendation of the committee, will then decide whether or not to accept the director’s tendered resignation. Each nominee for director who has achieved age 75 or would achieve age 75 during his or her term if elected is required, upon his or her election, to submit a resignation conditional upon the board’s acceptance in connection with the annual review.

In February 2015, Jerome Eisenberg, after achieving age 75 and upon nomination for re-election to the board, tendered his resignation as a member of the board, conditional upon the board’s acceptance in connection with his annual review. The board declined to accept his resignation each year since 2016, and Mr. Eisenberg remains as a member of the board and has been nominated for re-election as a director at the 2021 Annual Meeting with a term expiring in 2024.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders for election to the board of directors. Shareholders wishing to recommend director candidates can do so by writing to the Secretary of ORBCOMM Inc. at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. Shareholders recommending candidates for consideration by the committee must provide each candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The recommending shareholder must also provide evidence of being a shareholder of record of our common stock at the time of such recommendation. The committee will evaluate properly submitted shareholder recommendations under substantially the same criteria and substantially the same manner as other potential candidates.

In addition, our By-Laws establish a procedure with regard to shareholder proposals for the Annual Meeting, including nominations of persons for election to the board of directors, as described below under “Shareholder Proposals for Annual Meeting in 2022”.

Compensation Committee Interlocks and Insider Participation.    None of our executive officers currently serves or served during 2020 as a director or member of the compensation committee of another entity with an executive officer who serves on our board of directors or our Compensation Committee. For a description of the members of our Compensation Committee, see “Board of Directors and Committees — Compensation Committee”.

Standards of Business Conduct.    The board of directors has adopted a Standards of Business Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Standards of Business Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed in accordance with applicable Nasdaq and SEC rules. A copy of our Standards of Business Conduct is available on our website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance” or upon request, without charge, by contacting our Investor Relations Department by calling 703-433-6360.

Risk Oversight.    The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board has designated the Audit Committee to take the lead in overseeing risk management and pursuant to its charter, the Audit Committee reviews and discusses with management the steps management has taken to assess, monitor and control the Company’s strategic, operational, financial and compliance risks, including guidelines and policies to govern the process by which such risk assessment and risk management are undertaken; provided that the Audit Committee may complete all or a portion of such review and discussion with management together with the full board of directors. The entire board is regularly informed by the Audit Committee on these matters. Notwithstanding the Audit Committee’s primary risk oversight role, the entire board is actively involved in the oversight of the operational risks with respect to the Company’s satellite constellation and receives regular presentations from management regarding these matters.

Oversight of Sustainability, Environmental and Corporate Social Responsibility Matters.    The board of directors is responsible for monitoring our sustainability, environmental and corporate social responsibility activities, including the implementation of the following policies:

•	Global Diversity & Inclusion Policy

•	Global Violence & Harassment Policy

•	Environmental Sustainability Policy

•	Freedom of Association Policy

Communications to the Board.    Shareholders and other interested parties may send communications to the board of directors, an individual director, the non-management directors as a group, or a specified committee at the following address:

ORBCOMM Inc.

c/o Corporate Secretary

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

DIRECTOR COMPENSATION

During fiscal year 2020, the following independent directors: Denise Gibson, Karen Gould, Timothy Kelleher and John Major, each received an annual retainer of $45,000. In addition to the annual retainer, the chair of the Audit Committee received $20,000 annually, while the other Audit Committee members each received $6,000 annually. The chair of the Nominating and Corporate Governance Committee received $10,000 annually, while the other Nominating and Corporate Governance Committee members each received $3,000 annually. The chair of the Compensation Committee received $12,000 annually, while the other Compensation Committee members each received $5,000 annually.

Jerome Eisenberg receives an annual retainer of $50,000 but does not receive any committee fees. Neither Marco Fuchs nor Marc Eisenberg received any retainer or committee fees for their service on the board of directors in 2020. All directors are reimbursed for reasonable expenses incurred to attend meetings of the board of directors.

Annually, on or about January 2, we granted an award of time-based RSUs with a value of $100,000 (based on the closing price of our common stock on the date of grant) to certain of our directors, which vest on January 1 of the following year. On January 4, 2021, we granted an award of 14,598 time-based RSUs with a value of $100,000 (based on the closing price of our common stock of $6.85 per share on January 4, 2021) to each of Messrs. Jerome Eisenberg, Fuchs, Kelleher and Major, and Mses. Gibson and Gould. These RSUs will vest on January 1, 2022.

Under the terms of our directors’ deferred compensation plan, a non-employee director may elect to defer all or part of the cash payment of director retainer fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the U.S. Treasury Department. In addition, a non-employee director may elect to defer the vesting and payment of any RSU awards to a later date in lieu of the one-year vesting described above.

Director Compensation for Fiscal Year 2020

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
	($)		($)	($)		($)

Jerome Eisenberg	105,000	(2)	100,000	1,830	(3)	206,830

Denise Gibson	56,000		100,000	—		156,000

Karen Gould	68,000		100,000	—		168,000

John Major	66,000		100,000	—		166,000

Timothy Kelleher	63,000		100,000	—		163,000

Marco Fuchs	48,000		100,000	—		148,000

(1)

The amounts shown in the “Stock Awards” column represent the full grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of assumptions used to calculate the grant date fair value of the RSU awards shown in the table, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The amount includes an annual base salary of $55,000 as the non-executive Chairman of the Board.

(3)	The amount represents payment for life insurance premiums of $180 and $1,650 for 401(k) matching contributions.

Alignment with Stockholder Interests

As described above, a substantial portion of director compensation is equity-based and therefore tied to the Company’s stock performance. To further the direct correlation of directors’ and our stockholders’ economic interests, the board has adopted stock ownership guidelines for our non-employee directors. Each non-employee director is required to hold common stock (which includes restricted share units) with a market value equal to at least four times the director’s annual cash retainer (currently $180,000) provided that for newly appointed directors, the expectation is that this guideline would be achieved within three years of his or her initial election to the board.

CORPORATE SOCIAL RESPONSIBILITY

Our strength is derived from our commitment to our employees and customers, and the dedication of our employees to the success of the Company. At the core of this commitment is the idea that ORBCOMM “thinks globally but acts locally.” We do this by putting our employees and customers first, by acting ethically and doing what’s right, not what’s convenient. We focus, not just on our bottom line, but what is best “globally” and then “acting locally.” ORBCOMM’s focus on these issues is regularly communicated to employees, such as by our CEO during quarterly “all hands” meetings with employees across the globe. Additional details about ORBCOMM’s Corporate Social Responsibility commitment can be found at https://www.orbcomm.com/en/company-investors/corporate-social-responsibility.

Ethical Conduct

ORBCOMM’s Standards of Business Conduct defines how we conduct business by providing guidance on behaviors we encourage and specifically defining prohibited actions. For example, corrupt activities such as bribery is strictly prohibited while reporting is encouraged through our anonymous third-party reporting system. All employees receive training when they start and then, annually. All employees also certify annually to comply with the ORBCOMM Standards of Business Conduct. ORBCOMM also polls employees annually to determine employee awareness of the compliance function.

Social Justice

The vendors and suppliers with whom we do business should reflect ORBCOMM’s ideals and ESG goals. In 2019, ORBCOMM developed its Vendor Code of Conduct which defines these goals and imposes them on third parties with whom we conduct business agree to and abide by the Code of Conduct. The Code of Conduct defines ORBCOMM’s expectations as to how our partners conduct themselves and requires, among other things, that they permit their employees the freedom of association, provide safe working environments for their employees, prohibit child labor, and pay their workers fairly. We required that our vendors and suppliers affirm their compliance with the Vendor Code of Conduct on an annual basis.

Workplace Policies

Our employees are our most important asset and we seek to foster an environment where these talented people can work together to support ORBCOMM’s business and our future growth. To that end, we have implemented a number of workplace policies, which can be found at https://www.orbcomm.com/en/company-investors/corporate-social-responsibility/workplace-policies

Diversity.    With employees spanning 18 countries around the world, we endeavor to build a diverse workforce to better support our global customer base. We recruit our employees based on their individual skills, qualifications and experience, treating them with respect and dignity. We believe we have the most talented and dedicated employees in the industrial IoT space, and that strength comes from leveraging the broad expertise and unique perspectives of people from different communities, backgrounds and cultures. Our corporate culture encourages a collaborative and inclusive environment based on camaraderie, teamwork and mutual respect where everyone has a voice, and everyone can make an impact in contributing to ORBCOMM’s success.

Freedom of Association.    Freedom of association is a basic right that ensures that people are free to organize, form and participate in groups, either formally or informally. ORBCOMM equally supports the rights of our employees not to be forced to join any group or organization. We require the same of our vendors and suppliers.

Forced Labor.    As our best asset, our employees are with us by choice. ORBCOMM believes that no one should be coerced into working with us, whether through threat of violence or intimidation. Forced labor is a violation of human rights and is counter to ORBCOMM’s ethical standards. ORBCOMM does not recruit or hire children and condemns the use of and exploitation of children in labor. In addition, we require that our vendors and suppliers certify annually that they do follow the same guidelines regarding employment.

Harassment-Free Workplace.     We are committed to providing a fair and harassment-free working environment. We have the trust of our employees because ORBCOMM provides a safe and secure workplace where behaviors adverse to that are not permitted.

Whistleblower Policy.     Honesty and integrity are integral to ORBCOMM’s ability to successfully manage and operate our business. We look to our employees to actively participate in upholding those ideals, by informing management of situations which they believe in good faith violate finance-related laws, rules, and regulations, as well as ORBCOMM’s policies relating to accounting and auditing matters. In order to encourage employees to actively participate in maintaining these ideals ORBCOMM provides a safe method for the good faith reporting of questionable activity. The policy provides several mechanisms for employees to make reports, including directly or anonymously contacting ORBCOMM’s General Counsel or the Board of Directors or by anonymously reporting either by telephone or through a web-based hotline located at http://orbcomm.ethicspoint.com. Employees are protected from retaliation for making good faith reports by the whistleblower policy. ORBCOMM is committed to promptly and fairly investigating any allegations made under the whistleblower policy and taking whatever corrective action are determined to be necessary as a result of such an investigation.

Sustainability

As part of our sustainable business model, environmental responsibility is a key focus for ORBCOMM. We incorporate environmentally sound business practices and an efficient use of materials across our technological innovation and manufacturing operations and foster environmental awareness among our employees, customers, suppliers and other key stakeholders to help protect our planet. ORBCOMM’s commitment to environmental awareness is outlined in our Environmental Sustainability Policy, which can be found at https://www.orbcomm.com/PDF/social/environmental-sustainability-policy.pdf

Community

As part of our company-wide commitment to give back to the local communities where we have offices around the world, ORBCOMM supports a number of service organizations through volunteer work and collection-based donations. In line with the ORBCOMM philosophy of “Think Globally, Act Locally” each office chooses what issues matter most to them, from serving dinner at the homeless shelter to organizing clothing drives, to filling backpacks with school supplies to raising money for the Breast Cancer Foundation and hospice, to supporting disaster relief efforts through the Red Cross, ORBCOMM employees are helping others in need to make our communities a better place.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements, compliance with legal and regulatory requirements and the qualifications, independence and performance of its independent registered public accounting firm.

Our roles and responsibilities are set forth in a written charter adopted by the board of directors, which is available on the Company’s website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance”. We review and reassess the charter annually, and more frequently as necessary, to address any changes in Nasdaq corporate governance and SEC rules regarding audit committees, and recommend any changes to the board of directors for approval.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Grant Thornton is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

We are responsible for overseeing the Company’s accounting and financial reporting processes. In fulfilling our responsibilities for the accounting and financial processes for fiscal year 2020, we:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Grant Thornton;

•

reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2020 and Grant Thornton’s audit report on the effectiveness of internal control over financial reporting;

•	discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and correspondence from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence. We also discussed with Grant Thornton its independence.

For information on fees paid to Grant Thornton for 2020, see “Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm (Proposal 2)”.

We reviewed and approved all audit and audit-related fees and services. In fulfilling our responsibilities, we met with Grant Thornton, with and without management present, to discuss the results of their audit, including critical audit matters, and the overall quality of the Company’s financial reporting and internal control environment. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that we determined appropriate.

Based on our review of the audited financial statements and discussions with, and the reports of, management and Grant Thornton, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee has appointed Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, subject to the ratification of shareholders.

Audit Committee

Karen Gould, Chair

Denise Gibson

Timothy Kelleher

John Major

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, reported to us as of March 1, 2021, of our common stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of SARs) of each director, each nominee for director, each named executive officer, of such persons and other executive officers as a group and of beneficial owners of 5% or more of our common stock. The business address of the named executive officers and directors is c/o ORBCOMM Inc., 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. As of March 1, 2021, there were 79,084,394 outstanding shares of our common stock.

Name of Beneficial Owner	Shares of Common Stock Owned(1)	Percentage of Total Common Stock Held

Greater than 5% Stockholders

Adage Capital Partners, L.P.(2)	7,620,187	9.64%

BlackRock, Inc.(3)	5,375,809	6.80%

Dimensional Fund Advisors LP(4)	4,162,429	5.26%

The Vanguard Group Inc.(5)	4,108,967	5.20%

Named Executive Officers and Directors

Marc Eisenberg(6)	1,109,094	1.40%

Constantine Milcos(7)	124,602	*

John J. Stolte, Jr.(8)	308,113	*

Christian G. Le Brun(9)	276,572	*

Craig E. Malone(10)	168,899	*

Jerome B. Eisenberg(11)	925,924	1.17%

Marco Fuchs(12)	2,253,552	2.85%

Denise Gibson	38,515	*

Karen Gould	42,534	*

Timothy Kelleher	151,348	*

John Major(13)	177,870	*

All executive officers and directors as a group (11 persons)	5,534,489	6.93%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the amounts shown as being beneficially owned by each stockholder or group listed above represent shares over which that stockholder or group holds sole investment power.

(2)

Based on a Schedule 13G/A filed with the SEC on February 11, 2021 by Adage Capital Partners, L.P. (“ACP”), ACP, as a direct owner of common stock, Adage Capital Partners GP, L.L.C. (“ACPGP”), as general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, and Robert Atchinson and Phillip Gross, each as managing members of ACA, managing members of ACPGP, and general partners of ACP, may each be deemed the beneficial owner of shares held by ACP. ACP reported having shared voting power over 7,620,187 shares and shared dispositive power over 7,620,187 shares. The principal business address of each reporting persons is 200 Clarendon Street, 52nd floor, Boston, MA 02116.

(3)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc., BlackRock, Inc. reported having sole voting power over 5,315,987 shares and sole dispositive power over 5,375,809 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based on a Schedule 13G/A filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional, in its capacity as investment adviser to four registered investment companies and investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively with the registered investment companies, the “Funds”) and through certain of its subsidiaries, in their capacities as investment adviser and/or sub-adviser to certain Funds, may possess voting and/or investment power over the ORBCOMM shares that are owned by the Funds and may be deemed the beneficial owner of shares held by the Funds. Dimensional reported having sole voting power over 3,948,578 shares and sole dispositive power over 4,162,429 shares. However, all the shares are owned by the Funds and Dimensional and its affiliates disclaim beneficial ownership of the shares. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(5)

Based on the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group Inc., The Vanguard Group Inc. reported having sole voting power over no shares, sole dispositive power over 4,007,147 shares, shared voting power over 68,514 shares and shared dispositive power over 101,820 shares. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 729,407 shares of common stock held by Marc Eisenberg. Also includes 379,687 shares of common stock underlying SARs that are currently exercisable.

(7)	Includes 112,402 shares of common stock held by Constantine Milcos. Also includes 12,200 shares of common stock underlying SARs that are currently exercisable.

(8)	Includes 154,768 shares of common stock held by John J. Stolte, Jr. Also includes 153,345 shares of common stock underlying SARs that are currently exercisable.

(9)	Includes 124,166 shares of common stock held by Christian G. Le Brun. Also includes 152,406 shares of common stock underlying SARs that are currently exercisable.

(10)	Includes 96,999 shares of common stock held by Craig E. Malone. Also includes 71,900 shares of common stock underlying SARs that are currently exercisable.

(11)

Includes 880,165 shares of common stock held by Jerome B. Eisenberg and 15,759 shares of common stock held by Cynthia Eisenberg, Mr. Eisenberg’s wife. Also includes 30,000 shares of common stock underlying SARs that are currently exercisable.

(12)

Includes 24,449 shares of common stock held by Marco Fuchs, 2,168,779 shares of common stock held by OHB SE, and 60,324 shares of common stock held by ORBCOMM Deutschland A.G. Mr. Fuchs is Chief Executive Officer of OHB SE which owns ORBCOMM Deutschland A.G. Manfred Fuchs, Marco Fuchs and Christa Fuchs hold voting and investment power with regard to the shares held by OHB SE and ORBCOMM Deutschland A.G. OHB SE’s address is Universitaetsalle 27-29, Bremen, D-28539, Germany.

(13)	Includes 157,870 shares of common stock held by John Major and 20,000 shares of common stock held by a trust of which Mr. Major is a trustee.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the following current executives whose compensation is reported in the Summary Compensation Table (our “Named Executive Officers”):

•	Marc Eisenberg, Chief Executive Officer and President;

•	Constantine Milcos, Executive Vice President and Chief Financial Officer;

•	John Stolte, Executive Vice President, Technology and Operations;

•	Christian Le Brun, Executive Vice President, Chief Legal and Human Resources Officer; and

•	Craig Malone, Executive Vice President, Product Development.

Compensation Committee

Our Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to oversight and determination of executive compensation and human resources matters, including the compensation of the Named Executive Officers. A description of the Compensation Committee’s composition, functions, duties, and responsibilities is set forth in this proxy statement under “Board of Directors and Committees — Compensation Committee”.

The Compensation Committee’s roles and responsibilities are set forth in a written charter which is available on our website at http://investors.orbcomm.com/corporate-governance/documents-and-charters and is available in print to any shareholder upon request.

Introduction

We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute on our business plan. By providing for significant incentives for exceeding certain targets and our business plan, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of additional value for our stockholders over the long-term. We believe the general design of our compensation programs provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance.

Total Target Pay Mix. The charts below show the allocation of 2020 target compensation among salary, annual cash bonus and equity-based incentives for (a) our Chief Executive Officer and (b) our other Named Executive Officers (averaged).

For purposes of determining the percentages shown above, it is assumed that:

•	each of the Named Executive Officers is employed by the Company for the full 2020 fiscal year;

•	the annual cash bonus is earned at target and the discretionary portion is paid in full;

•	the target number of restricted stock units awarded have a value equal to the market value of the common stock underlying the award on the date of grant; and

•

the market performance units (“MPUs”) are earned at the applicable target stock price level for each year in the three-year performance period 2020-2022. Only the MPUs relating to the 2020-2022 performance period are reflected in the charts above (MPUs granted in prior periods are not reflected in the charts above, although a portion of these awards may overlap with the MPUs relating to the 2020-2022 performance period and be earned in 2020 and later years). Since the various performance-based awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.

Philosophy and Objectives of Compensation Programs

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers of our business, such as growth in profitability and revenue. The short-term business and long-term strategic goals consist of the financial performance, as measured by metrics such as Adjusted EBITDA (as defined below), Service and Product Revenues and Cash Generation (as defined below), all of which are important drivers of stockholder value.

The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. To align the interests of our executives with those of our stockholders, we design our compensation packages provided to our executives, including our Named Executive Officers, to include both cash and stock-based compensation that reward performance as measured against performance goals that are expected to generate returns for our stockholders, but not for poor performance.

Compensation Committee Consideration of the Company’s 2020 Shareholder Advisory Vote on Executive Compensation

At our 2020 Annual Meeting of Stockholders, 96.9% of the shares voted on the matter approved our 2019 executive compensation. Based on this endorsement, there were no significant changes made to any component of our 2020 executive compensation programs other than inclusion of the cash generation performance measure (introduced during the 2019 fiscal year) for the full 2020 fiscal year. The Compensation Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our Named Executive Officers.

Use of Compensation Consultant

Since 2012, our Compensation Committee has regularly engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant for compensation decisions. Meridian provided the Compensation Committee with the following services in 2018 which continued to inform the decisions of the Compensation Committee for the 2020 fiscal year:

•	provided advice on the Company’s compensation peer group (listed below);

•	provided compensation data for similarly situated named executive officers from our new peer group;

•	reviewed the compensation arrangements for all of our Named Executive Officers and recommended certain salary increases for our Named Executive Officers;

•

reviewed and recommended certain modifications to the design of the change of control payments under the Named Executive Officers’ employment agreements and equity-based incentive compensation to reflect current market practices; and

•	reviewed and provided recommendations on the compensation program for our non-employee directors.

During 2020, the Compensation Committee and Compensation Committee Chair had various discussions with Meridian regarding the impact of the COVID-19 pandemic on the Company’s financial performance measures for the 2020 fiscal year annual incentive cash compensation arrangements for its senior officers and certain revisions made to the 2020 annual cash bonus described below under “—Annual Cash Bonus”.

The Compensation Committee determined that Meridian is independent and that the provision of its services to the Compensation Committee did not create any conflicts of interest. The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. The Compensation Committee is responsible for assessing annually the consultant’s independence and whether there are any conflicts of interest. Other than providing services as directed by the Compensation Committee, Meridian did not provide any other services to the Company. Meridian communicated with members of the Compensation Committee, both with and without management present.

Market Assessment

Our Compensation Committee made compensation decisions based on external market data including the peer group information provided by Meridian in 2018, the experiences and knowledge of each member, historical pay levels for each executive, historical and/or anticipated future corporate and individual performance, and internal pay equity. The Compensation Committee believed that this comprehensive approach was appropriate for 2020 in order to allow us to maintain a reasonable and responsible cost structure.

In July 2018, Meridian delivered a report to the Compensation Committee that provided the base salary, annual incentive cash bonus opportunities and long-term equity-based incentive compensation for named executive officers employed in comparable positions by the peer companies selected for use in 2018 and that continued to be applicable for 2020. For Messrs. Stolte and Malone, whose positions had insufficient functional equivalents at peer companies, Meridian used market survey data.

Executive compensation was reviewed against the same 19-company peer group that was originally established in 2018 to reflect the increase in the Company’s size and provide a sampling of the market, using the following broad criteria given our company’s unique industry positioning:

Industry, scope of business operations, and organizational complexity: The peer group focuses principally on the following industry subcategories: communication equipment providers, internet software and services, aerospace and defense, alternative carriers and application software.

Organizational size: The peer group focuses on companies with 2017 12-month revenues of between approximately $117 million and $900 million (with a median peer group revenue of $255 million) and market capitalization of between approximately $146 million and $2.8 billion (with a median peer group market capitalization of $819 million).

Based on the foregoing criteria, Meridian and the Compensation Committee analyzed the following 19-company peer group:

Aerohive Networks, Inc.	Gogo Inc.

AeroVironment, Inc.	GTT Communications, Inc.

CalAmp Corp.	Iridium Communications Inc.

Comtech Telecommunications Corp.	Ituran Location and Control Ltd.

DASAN Zhone Solutions, Inc.	Kratos Defense & Security Solutions, Inc.

The Descartes Systems Group Inc.	KVH Industries Inc.

Digi International Inc.	Sierra Wireless, Inc.

ForeScout Technologies, Inc.	Spok Holdings, Inc.

Gilat Satellite Networks Ltd.	Telenav, Inc.

Globalstar, Inc.

Although our Compensation Committee does not target any specific benchmark against the compensation levels of the peer companies, the Compensation Committee considers compensation near the 50th percentile generally to be competitive. However, actual compensation may be above or below median to reflect company performance and each Named Executive Officer’s role relative to peers, as well as individual performance and potential. The Compensation Committee also considers the mix of elements and compensation strategies used by these peer companies as part of its comprehensive approach to establishing executive compensation.

Elements of Compensation

Base Salary

Base salaries are determined on an individual basis, are based on job responsibilities and individual contribution, and are intended to provide our executives with current income. Base salaries for our Named Executive Officers are reviewed annually and may be adjusted to reflect any changes in job responsibilities and individual contribution, as well as competitive conditions in the market for executive talent.

Our Chief Executive Officer proposes new base salary amounts for the other Named Executive Officers to the Compensation Committee for approval based on following:

•	an evaluation of individual performance and expected future contributions;

•	a goal to ensure competitive compensation against the external market; and

•	comparison of the base salaries of the executive officers who report directly to our Chief Executive Officer to ensure internal equity.

The base salaries for Messrs. Eisenberg and Malone for the 2020 fiscal year remained at $525,000 and $280,000, respectively, the same levels established effective August 1, 2018. Mr. Milcos’s base salary for the 2020 fiscal year remained at $280,000, the same level established upon his appointment as interim Chief Financial Officer in April 2019 and maintained upon his appointment as Chief Financial Officer in August 2019. The base salaries of Messrs. Stolte and Le Brun for the 2020 fiscal year remained at $275,000 and $265,000, respectively, the same levels established in August 2016.

The annual base salaries for the Named Executive Officers currently employed by the Company for the 2021 fiscal year are currently at the same levels as established for the 2020 fiscal year.

Annual Cash Bonus

Annual cash bonuses are designed to align employees’ goals with the Company’s financial objectives for the current year and to reward individual performance. These objectives include financial performance targets such as Adjusted EBITDA, Service Revenues, Product Revenues and Cash Generation. Our Compensation Committee

defines Adjusted EBITDA as earnings attributable to ORBCOMM Inc., before interest income (expense), provision for income taxes, loss on extinguishment of debt and depreciation and amortization, adjusted for stock-based compensation expense, net income attributable to non-controlling interests, impairment charges, non-capitalized satellite launch and in-orbit insurance, acquisition-related and integration costs, and other special items. Our Compensation Committee defines Cash Generation as, on a GAAP cash flow statement basis, the Company’s net change in cash for the relevant fiscal period, excluding any cash provided by financing activities, any cash used for the Company’s stock repurchases, any capital expenditures for subscription sales or leasing hardware by the Company, and any significant change in the accounts payable balance due to delayed vendor payments, as may be adjusted for any unbudgeted expenses approved by the Board of Directors or Compensation Committee. These performance measures were selected to align employees’ goals with key drivers of our business, such as growth in profitability, revenues, and cash generation, all of which are important drivers of stockholder value. These performance measures are primarily objective criteria that can be readily measured and generally do not require subjective determinations. The annual cash bonus also includes discretionary amounts which may be paid based on completion of key projects and the Committee’s assessment of the executive’s performance. Each Named Executive Officer is eligible to receive a target annual cash bonus, payable in cash based on a percentage of his base salary as determined by the Compensation Committee each year, subject to achieving certain performance targets.

In July 2020, the Compensation Committee and Compensation Committee Chair had various discussions with Meridian, its independent compensation consultants, regarding the global economic crisis caused by the COVID-19 pandemic, various budget re-forecasts for fiscal 2020 in light of the expected impact of the pandemic on the Company’s operations and potential adjustments the Company’s financial performance measures for the 2020 fiscal year annual incentive cash compensation arrangements for its senior officers, which were established by the Committee prior to the outbreak of the COVID-19 pandemic, to reflect the revised forecasts for fiscal 2020 and to incentivize management to focus on the Company’s business goals in the COVID-19-challenged business environment. As a result, the Compensation Committee believed that it would be appropriate to bifurcate the fiscal 2020 annual incentive cash compensation into two parts, one covering the first half of fiscal 2020 and one covering the second half of fiscal 2020, to reflect the impacts of the COVID-19 pandemic on the Company’s business and outlook, particularly with respect to the second half of fiscal 2020. The Compensation Committee believed that it would be appropriate (i) to continue to use the same categories of financial performance measures for the fiscal 2020 incentive cash compensation and (ii) (A) to allocate to the first half of fiscal 2020, performance targets based on the Company’s previously approved pre-COVID-19 fiscal 2020 budget as it related to the period January 1 to June 30, 2020 and (B) to establish new performance targets based on the Company’s revised fiscal 2020 budget reflecting the impact of the COVID-19 pandemic with respect to the period July 1 to December 31, 2020 to incentivize management to focus on the Company’s business goals in the COVID-19-challeneged business environment.

For the 2020 fiscal year, the Compensation Committee set each Named Executive Officer’s target bonus opportunity (which is described in the table below) based on competitive market and internal pay equity considerations.

	2020 Annual Cash Bonus
	Approximate % of base salary at Target	Payment amounts at Target

Marc Eisenberg	100%	$525,000

Constantine Milcos	75%	$210,000

John Stolte	50%	$137,500

Christian Le Brun	70%	$185,500

Craig Malone	60%	$170,828

On December 11, 2019, our Compensation Committee established 2020 financial performance targets for which annual bonuses would be paid to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone based on achieving those targets.

The 2020 financial performance targets for each of Messrs. Eisenberg, Milcos, Stolte, Le Brun, and Malone, and the relative weighting of such performance targets as a percentage of their annual bonus opportunities are set forth in the following table:

2020 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone

Fiscal 2020 Adjusted EBITDA	40.0%	40.0%	40.0%	40.0%	40.0%

Service Revenues	15.0%	15.0%	15.0%	15.0%	15.0%

Product Revenues	7.5%	7.5%	7.5%	7.5%	7.5%

Cash Generation	22.5%	22.5%	22.5%	22.5%	22.5%

Discretionary	15.0%	15.0%	15.0%	15.0%	15.0%

	100.0%	100.0%	100.0%	100.0%	100.0%

For 2020, bonuses were not earned unless at least a threshold level of performance was achieved. Achieving threshold performance for each of the Fiscal 2020 Adjusted EBITDA, Service Revenues and Product Revenues performance measures would result in payment of 50% of the award payable for such target performance for each of the Named Executive Officers. If the Cash Generation performance measure falls between the threshold amount and the target amount, the applicable vesting percentage will be interpolated on a straight-line basis between 50% and 100%.

For 2020, achieving maximum performance of the Fiscal 2020 Adjusted EBITDA performance measure (i.e., 112% of target for first half of 2020 Adjusted EBITDA and 111% for the second half of 2020 Adjusted EBITDA) would result in payment of approximately 244% of the award payable for target performance for Messrs. Eisenberg and Milcos and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for these Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level. For Messrs. Eisenberg and Milcos, the sliding scale increases at a higher percentage rate than the sliding scale applicable to Messrs. Stolte, Le Brun and Malone.

Achieving maximum performance of the Service Revenues performance measure (i.e., 107% of target for the first half of 2020 and 106% of target for the second half of 2020) and Product Revenue performance measure (i.e., 115% of target for the first half of 2020 and 117% of target for the second half of 2020) would result in payment of 200% of the award payable for target performance for Messrs. Eisenberg and Milcos and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for these Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a linear sliding scale basis for Messrs. Eisenberg and Milcos and on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level for Messrs. Stolte, Le Brun and Malone.

Achieving maximum performance of the Cash Generation performance measure (i.e., 100% of target) would result in payment of 100% of the award payable for target performance for each Named Executive Officer. For performance between the threshold amount and target performance levels, the award payable would be calculated on a linear sliding scale basis between 50% and 100%. The following tables summarize the payouts at the threshold, target and maximum performance levels with respect to the Fiscal 2020 Adjusted EBITDA, Service Revenues, Product Revenues and Cash Generation performance measures for each of the Named Executive Officers for the first half of fiscal 2020 and the second half of fiscal 2020:

First Half of Fiscal 2020

Adjusted EBITDA

	Threshold (88% of Target)	Target	Maximum (112% of Target)

Marc Eisenberg	$48,892	$97,785	$238,733

Constantine Milcos	$19,557	$39,114	$95,493

John Stolte	$12,805	$25,610	$44,792

Christian Le Brun	$17,275	$34,551	$60,429

Craig Malone	$15,906	$31,813	$55,641

Service Revenues

	Threshold (93% of Target)	Target	Maximum (107% of Target)

Marc Eisenberg	$19,474	$38,948	$77,897

Constantine Milcos	$7,790	$15,579	$31,159

John Stolte	$5,100	$10,201	$17,841

Christian Le Brun	$6,881	$13,762	$24,069

Craig Malone	$6,336	$12,671	$22,162

Product Revenues

	Threshold (85% of Target)	Target	Maximum (115% of Target)

Marc Eisenberg	$9,413	$18,825	$37,651

Constantine Milcos	$3,768	$7,537	$15,074

John Stolte	$2,465	$4,930	$8,623

Christian Le Brun	$3,326	$6,652	$11,634

Craig Malone	$3,066	$6,131	$10,724

Cash Generation

	Threshold	Target	Maximum (100%) of Target)

Marc Eisenberg	$10,214	$20,429	$40,857

Constantine Milcos	$4,085	$8,169	$16,338

John Stolte	$2,675	$5,350	$9,358

Christian Le Brun	$3,609	$7,218	$12,625

Craig Malone	$3,324	$6,649	$11,628

Second Half of Fiscal 2020

Adjusted EBITDA

	Threshold (89% of Target)	Target	Maximum (111% of Target)

Marc Eisenberg	$56,108	$112,215	$273,962

Constantine Milcos	$22,443	$44,886	$109,585

John Stolte	$14,695	$29,390	$51,403

Christian Le Brun	$19,825	$39,649	$69,347

Craig Malone	$18,254	$36,507	$63,851

Service Revenues

	Threshold (94% of Target)	Target	Maximum (106% of Target)

Marc Eisenberg	$19,901	$39,802	$79,603

Constantine Milcos	$7,960	$15,921	$31,841

John Stolte	$5,213	$10,424	$18,232

Christian Le Brun	$7,032	$14,063	$24,597

Craig Malone	$6,474	$12,949	$22,648

Product Revenues

	Threshold (83% of Target)	Target	Maximum (117% of Target)

Marc Eisenberg	$10,275	$20,550	$41,099

Constantine Milcos	$4,114	$8,227	$16,454

John Stolte	$2,691	$5,383	$9,414

Christian Le Brun	$3,630	$7,261	$12,699

Craig Malone	$3,346	$6,693	$11,705

Cash Generation

	Threshold	Target	Maximum (100%) of Target)

Marc Eisenberg	$48,849	$97,696	$195,393

Constantine Milcos	$19,533	$39,067	$78,134

John Stolte	$12,794	$25,588	$44,752

Christian Le Brun	$17,260	$34,520	$60,374

Craig Malone	$15,898	$31,795	$55,611

First Half of Fiscal 2020 Financial Performance Targets and Results

Performance targets	Threshold Target (approx.)	Target	Maximum Target (approx.)	Actual Performance

Fiscal 2020 Adjusted EBITDA	$27,939,000	$32,595,000	$35,389,000	Did not achieve threshold target

Service Revenues	$73,198,000	$79,133,000	$85,068,000	Partially achieved approx. $78,953,000

Product Revenues	$52,592,000	$62,154,000	$71,716,000	Did not achieve threshold target

Cash Generation	$2,075,000	$2,940,000	$3,805,000	Overachieved approx. $10,120,000

Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination			Achieved

Second Half of Fiscal 2020 Financial Performance Targets and Results

Performance targets	Threshold Target (approx.)	Target	Maximum Target (approx.)	Actual Performance

Fiscal 2020 Adjusted EBITDA	$24,000,000	$27,000,000	$30,000,000	Achieved approx. $29,185,000

Service Revenues	$75,000,000	$80,000,000	$85,000,000	Partially Achieved approx. $78,866,000

Product Revenues	$38,000,000	$46,000,000	$54,000,000	Achieved approx. 46,689,000

Cash Generation	$4,000,000	$7,000,000	$11,000,000	Overachieved approx. $11,500,000

Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination			Achieved

On February 16, 2021, our Compensation Committee awarded the discretionary bonus component for Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone in full based on completion of certain strategic initiatives such as refinancing the Company’s debt and extending the Company’s agreement with Inmarsat plc and determined that the following performance-based annual incentive bonus payout amounts relating to achievement against the First Half of Fiscal 2020 and Second Half of Fiscal 2020 financial performance targets described above would be paid to the Named Executive Officers, in each case, effective upon completion of the 2020 fiscal year financial audit confirming the 2020 performance target results presented to the Compensation Committee (which occurred on February 26, 2021):

2020 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone

Fiscal 2020 Adjusted EBITDA	$175,336	$70,134	$38,868	$52,436	$48,281

Service Revenues	73,775	29,510	19,322	26,067	24,001

Product Revenues	20,550	8,227	5,382	7,261	6,693

Cash Generation	236,250	94,472	54,110	67,239	72,999

Discretionary	78,750	23,625	20,625	27,825	25,620

	$584,660	$233,843	$138,307	$186,588	$171,834

(1)

For purposes of illustrating the payout amount for Mr. Le Brun (whose base salary as of the end of fiscal year 2020 was $265,000) with respect to the Product Revenues performance measure, the calculation (with first half of 2020 Product Revenues of $43,958,000, which did not exceed the threshold level of $52,592,000, and second half of 2020 Product Revenues of $49,689,000, which met the target levels of $46,000,000) is as follows:

•

Mr. Lebrun’s target payout amount for the Product Revenues performance measure is calculated as approximately 5.25% of his base salary, or $13,913, which was allocated 48% ($6,652) to the first half of 2020 Product Revenues and 52% ($7,261) to the second half of 2020 Product Revenues.

•

The $6,652 is then multiplied by a factor of 0%, representing of the results of the first half of 2020 Product Revenues below the $52,592,000 first half of 2020 Product Revenues threshold and the $7,261 is then multiplied by a factor of 100%, reflecting the Company meeting the second half of 2020 Product Revenues target of $46,000,000, resulting in an aggregate payout amount of $7,261.

2021 Financial Performance Targets

On December 7, 2020, our Compensation Committee established 2021 financial performance targets for which annual cash bonuses will be paid to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone based on achieving financial performance targets. The 2021 annual target bonus opportunities as a percentage of base salary are set forth in the following table:

	2021 Annual Cash Bonus
	Approximate % of base salary at Target	Payment amounts at Target

Marc Eisenberg	100%	$525,000

Constantine Milcos	75%	$210,000

John Stolte	50%	$137,500

Christian Le Brun	70%	$185,500

Craig Malone	61%	$170,828

The 2021 financial performance targets are substantially similar to those for 2020, with certain changes to the allocation among the performance measures as noted below. The 2021 financial performance targets and the relative weighting of such performance targets as a percentage of the annual bonus opportunities are set forth in the following table:

2021 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone

Fiscal 2021 Adjusted EBITDA	40.0%	40.0%	40.0%	40.0%	40.0%

Service Revenues	15.0%	15.0%	15.0%	15.0%	15.0%

Product Revenues	7.5%	7.5%	7.5%	7.5%	7.5%

Cash Generation	22.5%	22.5%	22.5%	22.5%	22.5%

Discretionary	15.0%	15.0%	15.0%	15.0%	15.0%

	100.0%	100.0%	100.0%	100.0%	100.0%

Long-Term Equity-Based Incentives

In addition to the short-term cash compensation payable to our Named Executive Officers, our Compensation Committee believes that the interests of our stockholders are best served when a substantial portion of our Named Executive Officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock and other indicators that reflect improvements in business fundamentals. Therefore, it is our Compensation Committee’s intention to make grants of equity-based awards to our Named Executive Officers and other key employees at such times and in such amounts as may be required to accomplish the objectives of our compensation programs. Please see the Grants of Plan Based awards table and the accompanying narrative disclosures set forth in this proxy statement for more information regarding the grants of equity plan-based awards to our Named Executive Officers in fiscal year 2020.

For the equity-based and other long-term incentives, the table below summarizes the allocation of equity-based awards granted for fiscal year 2021 to each of our continuing Named Executive Officers among performance-based restricted stock units (“RSUs”), time-based RSUs and market performance units (“MPUs”) and the grant date values for each type of award:

	Performance- Based Restricted Stock Units		Time-Based Restricted Stock Units		Market Performance Units
	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(2)

Marc Eisenberg	40%	$500,000	40%	$500,000	20%	$236,250

Constantine Milcos	35%	$150,000	35%	$150,000	30%	$126,000

John Stolte	29%	$87,500	29%	$87,500	42%	$123,750

Christian Le Brun	31%	$100,000	31%	$100,000	38%	$119,250

Craig Malone	31%	$100,000	31%	$100,000	38%	$126,000

(1)	The amounts set forth in the “Grant-date value at Target” column for performance-based and time-based RSUs represent the market value of the common stock underlying the RSUs on the date of grant.

(2)

The amounts set forth in the “Grant-date value at Target” column for the MPUs represent the dollar value of the award assuming the stock price achieves the applicable target stock price level for each year in the three-year performance period 2021-2023.

We have not timed grants of equity-based awards in coordination with the release of non-public information nor have we timed the release of non-public information for the purpose of affecting the value of executive compensation.

Under the 2016 Long Term Incentives Plan (“2016 LTIP”), the Compensation Committee has the ability to provide a number of equity-based awards, including RSUs, SARs, stock options, common stock, restricted stock, MPUs and performance shares to promote our long-term growth and profitability. Since 2016, our equity based incentives have been a mix of RSUs (performance-based and time-based) and MPUs. This combination of equity-based incentives is intended to benefit stockholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. We believe that RSUs and MPUs provide effective vehicles for promoting a long-term share ownership perspective for our senior management and employees and closely align the interests of senior management and employees with our achievement of longer-term financial objectives that enhance stockholder value, while at the same time limiting the dilutive effects of granting stock options. Our stock compensation plan is the principal method by which our executive officers acquire equity or equity-based interests in us.

2020 Time-based and Performance-based RSU Grants.     A restricted stock unit, or RSU, is a contractual right to receive at a specified future vesting date an amount in respect of each RSU based on the fair market value on such date of one share of our common stock, subject to such terms and conditions as the Compensation Committee may establish. RSUs that become payable in accordance with their terms and conditions will be settled in cash, shares of our common stock, or a combination of cash and our common stock, as determined by the Compensation Committee. The Compensation Committee may provide for the accumulation of dividend equivalents in cash, with or without interest, or the reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such terms and conditions as the Compensation Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of common stock. Vested and unvested RSUs awarded to certain of our employees, including our Named Executive Officers, will be subject to forfeiture in the event such employees breach their non-competition and/or non-solicitation covenants set forth in their award agreements and unvested RSUs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

On December 10, 2019, the Compensation Committee granted time-based RSUs under the 2016 LTIP, which vested on January 1, 2021, and performance-based RSUs under the 2016 LTIP relating to 2020 financial performance targets that we believe are important to our long-term success. Each of the fiscal 2020 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone were the same as those originally established for the 2020 annual cash bonuses described above under “— Annual Cash Bonus” before any adjustment for the COVID-19 impacts.

The Compensation Committee, in consultation with management and its independent compensation consultant, linked the 2020 target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model.

The 2020 financial performance targets for performance-based Restricted Stock Units granted to senior officers in December 2019 with respect to fiscal 2020 were not affected by the modification made by the Compensation Committee in July 2020 for the annual cash bonuses.

The total amounts of the time-based RSUs and performance-based RSUs granted to the Named Executive Officers under the 2016 LTIP with respect to their 2020 compensation is set forth below:

	Time-Based RSUs	Performance- Based RSUs

Marc Eisenberg	127,551	127,551

Constantine Milcos	38,265	38,265

Christian Le Brun	25,510	25,510

Craig Malone	25,510	25,510

John Stolte	22,321	22,321

On February 16, 2021, our Compensation Committee determined that certain performance-based RSU awards granted to the Named Executive Officers with respect to the 2020 fiscal year would vest based on achievement of the applicable target levels described below under “2020 Financial Performance Targets and Results for RSUs”, effective upon completion of the 2020 fiscal year financial audit confirming the 2020 performance target results presented to the Compensation Committee (which occurred on February 26, 2021) and the remainder would lapse unvested, as set forth below:

2020 Financial Performance Targets and Results for RSUs

Performance targets	Threshold Target (approx.)	Target	Maximum Target (approx.)	Actual Performance

Fiscal 2020 Adjusted EBITDA	$60,000,000	$70,000,000	$76,000,000	Did not achieve threshold target

Service Revenues	$148,000,000	$160,000,000	$172,000,000	Partially achieved approx. $156,700,000

Product Revenues	$110,00,000	$130,000,000	$150,000,000	Did not achieve threshold target

Cash Generation	$12,000,000	$17,000,000	$22,000,000	Achieved target approx. $21,600,000

Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination			Achieved

2020 Performance targets	Marc Eisenberg	Constantine Milcos	John Stolte	Christian Le Brun	Craig Malone

Fiscal 2020 Adjusted EBITDA	—	—	—	—	—

Service Revenues	14,349	4,305	2,511	2,870	2,870

Product Revenues	—	—	—	—	—

Cash Generation	28,699	8,610	5,022	5,740	5,740

Discretionary	19,133	5,739	3,349	3,826	3,826

	62,181	18,654	10,882	12,436	12,436

2021 Time-based and Performance-based RSU grants. On December 7, 2020, the Compensation Committee granted under the 2016 LTIP time-based RSUs and performance-based RSUs relating to 2021 financial performance targets that we believe are important to our long-term success. The time-based RSUs will vest on January 1, 2022 and the Compensation Committee believes that the vesting periods in connection with these time-based RSU awards are appropriate because they are intended to help retain employees, including executives, by rewarding them for continued service with us. Each of the fiscal 2021 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone are the same as those for their 2021 annual cash bonuses described above under “— Annual Cash Bonus”.

The Compensation Committee, in consultation with management, linked 2021 target performance levels to these measures, as we believe that each of them is an important factor in our earnings and cash generation growth and for sustaining our business model. The Compensation Committee believes that the vesting periods in connection with these performance-based RSU awards are appropriate because they allow the Compensation Committee to formulate performance targets annually that are aligned with our dynamic business plans and external factors.

On December 7, 2020, the Compensation Committee granted the following awards of time-based RSUs and performance-based RSUs under the 2016 LTIP to the following Named Executive Officers of the Company as part of their 2021 compensation:

	Time-Based RSUs	Performance- Based RSUs

Marc Eisenberg	81,037	81,037

Constantine Milcos	24,311	24,311

Christian Le Brun	16,207	16,207

Craig Malone	16,207	16,207

John Stolte	14,181	14,182

MPU Grants. A market performance unit, or MPU is a long-term equity-based award denominated in dollars representing up to 45% of the grantee’s base salary, which vests based on achieving stock price targets over a specified three-year performance period. One-third of the MPUs will vest at the end of each one-year performance period if the Company meets the specified stock price target. The value of the MPUs that will be earned each year ranges from 7.5% to 15% of each of the Named Executive Officers’ base salary for the year in which the MPUs were granted depending on the Company’s stock price performance for that year above the specified minimum target price. Under the terms of the MPUs, the annual stock price is calculated by using the average daily closing price of the Company’s common stock for 20 trading days preceding December 31 of the relevant fiscal year. The payout amounts for the MPUs may be paid in cash, stock, or a combination of both as determined by the Compensation Committee. If paid in common stock, the payout amount will be calculated based upon the fair market value of the Company’s common stock on the trading day immediately preceding the payout date. Payment whether paid in cash, common stock, or a combination of both must be paid by March 15th of the calendar year immediately following the year in which each performance period ends. If the stock price at the end of each annual year is below the minimum stock price, the payout amounts will be zero. If the stock price meets the minimum stock price for each year, the payout amount will be equal to 7.5% of the grantee’s base salary for the year in which the MPUs were granted. If the stock price falls between the minimum and target stock price for each year, the payout amounts will be interpolated on a straight-line basis between the minimum and target stock prices.

MPUs 2018-2020 Performance Cycle. On December 12, 2017, the Compensation Committee granted MPUs to Messrs. Eisenberg, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2020 (the “2018-2020 MPUs”). On January 1, 2019, the first third of the 2018-2020 MPUs vested based on the stock price performance for 2018 exceeding the minimum threshold target price of $8.50 per share but not exceeding the specified target price of $10.50 per share. The payout amounts for each of Messrs. Eisenberg, Stolte, Le Brun and Malone was 8% and for Mr. Ford was 2% of their respective 2018 base salaries ($40,309, $22,170, $21,360, $20,559, and $5,819, respectively) and were paid in 4,880 shares, 2,684 shares, 2,586 shares, 2,489 shares and 704 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2018 of $8.26 per share. On January 1, 2020, the second third of the 2018-2020 MPUs lapsed unvested based on the stock performance for the 2019 performance period not meeting the threshold level of $9.50 per share, and therefore no payment was made. On January 1, 2021, the final third of the 2018-2020 MPUs lapsed unvested based on the stock performance for the 2020 performance period not meeting the threshold level of $10.50 per share, and therefore no payment was made.

MPUs 2019-2021 Performance Cycle. On December 11, 2018, the Compensation Committee granted MPUs to Messrs. Eisenberg, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2021 (the “2019-2021 MPUs”). On July 16, 2019, the Compensation Committee granted Mr. Milcos 2019-2021 MPUs, except that for the portion relating to the 2019 performance period, Mr. Milcos’s payout would be based on 11.25% of his 2019 annual base salary, reflecting a proration for the period beginning April 1, 2019, the date he was appointed interim Chief Financial Officer. On January 1, 2020, the first third of the 2019-2021 MPUs lapsed unvested based on the stock performance for the 2019 performance period not meeting the threshold level of $8.00 per share, and therefore no payment was made. On January 1, 2021, the second third of the 2019-2021 MPUs lapsed unvested based on the stock performance for the 2020 performance period not meeting the threshold level of $9.00 per share, and therefore no payment was made.

MPUs 2020-2022 Performance Cycle. On December 10, 2019, the Compensation Committee granted MPUs to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2022 (the “2020-2022 MPUs”). On January 1, 2021, the first third of the 2020-2022 MPUs vested based on the stock price performance for 2020 exceeding the specified target price of $6.00 per share. The payout amounts for Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone were 15% of their respective 2020 base salaries ($78,750, $42,000, $41,250, $39,750, and $42,000, respectively) and were paid in 10,613 shares, 5,660 shares, 5,559 shares, 5,357 shares and 5,660 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2020 of $7.42 per share.

MPUs 2021-2023 Performance Cycle. On December 7, 2020, the Compensation Committee granted MPUs to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2023.

Health and Welfare Benefits

Our Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Generally, these programs are the same offered to all employees.

Perquisites

Our Named Executive Officers are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executives’ attention to the Company’s business.

The principal perquisites offered to our Named Executive Officers are car allowances and life insurance premiums. Please see the Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement for more information on perquisites and other personal benefits we provide to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) retirement plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan is a defined contribution plan that covers all our employees who have been employed for three months or longer, beginning on the date of employment. Employees may contribute up to 15% of their eligible compensation (subject to certain limits) as pretax, salary deferral contributions. In addition, the plan contains a discretionary contribution component pursuant to which we may make an additional annual contribution. Contributions made by us vest over a five-year period from the employee’s date of employment. We match the amount contributed by each employee up to 3% of the employee’s salary.

Employee Stock Purchase Plan

We maintain the ORBCOMM Inc. Employee Stock Purchase Plan (“ESPP”) for certain eligible employees (including all of our Named Executive Officers), as approved by our stockholders on April 20, 2016. Our ESPP provides eligible employees with the opportunity to acquire our common stock through periodic payroll deductions, at up to 15% discount for each share of common stock, subject to certain conditions and limitations. No matching company contributions are made to our ESPP. Our ESPP is structured in the U.S. as a qualified employee stock purchase plan under Code Section 423. In order to qualify for favorable U.S. federal income tax treatment, the required holding period for stock purchased our ESPP is the later of either: (i) two years after the purchase right is granted or (ii) one year after the purchase right is exercised and the common stock is purchased. No purchase rights may be granted unless such grant is compliant with relevant federal law and our insider trading policy.

Severance and Change of Control Benefits

Severance and change of control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The severance and change of control benefits included in the Named Executive Officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. Mr. Ford did not have an employment agreement.

Severance Benefits. Our employment agreements with the Named Executive Officers provide that upon an involuntary termination of employment will pay to the terminated Named Executive Officer cash severance and other benefits in an amount consistent with competitive practice. These benefits include continued base salary payments for a period of one year for our Named Executive Officers with employment agreements, the target amount of the cash bonus for the fiscal year in which the termination occurs and health insurance coverage (for a one-year period). Severance benefits are intended to ease the financial consequences to a Named Executive Officer due to an unplanned termination of employment. We benefit by requiring a general release from a separated Named Executive Officer. In addition, we have included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

Change of Control Benefits. Our employment agreements with the Named Executive Officers provide for change of control benefits in the event of a change of control followed by a termination of employment of two times the sum of annual base salary and the target amount of the cash bonus for the fiscal year in which the termination occurs for our Chief Executive Officer, and one and a half times the sum of annual base salary and the target amount of the cash bonus for the other Named Executive Officers with employment agreements, payable in each case within 60 days of the termination, and health insurance coverage for an 18 month period. Under the employment arrangements with our Named Executive Officers, the change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment within a two-year period, a so-called “double” trigger mechanism.

Under the 2016 LTIP, unless otherwise provided in the award agreement, (i) unvested awards that are assumed or otherwise replaced in the change of control transaction with an award that is substantially comparable will include a “double” trigger vesting, requiring a termination of employment without cause or for good reason within two years after a change of control and (ii) unvested awards that are not assumed or replaced with substantially comparable awards will have a “single” trigger vesting, which will fully vest the award upon the change of control. Any awards subject to performance goals will be vested as if the performance goal had been achieved at target (regardless of actual performance) and prorated to reflect the portion of the performance period elapsed as of the vesting date. A change of control is defined under the 2016 LTIP as an event that would be considered a “change of control” under Section 409A of the Code and no longer includes the minimum price threshold that applies under the 2006 LTIP. The award agreements for equity awards made under the 2016 LTIP prior to December 1, 2018 include “single” trigger vesting provisions. For grants made on or after December 1, 2018, the award agreements for RSU and SAR awards made under the 2016 LTIP include “double” trigger vesting provisions.

Clawback Policy

The Company has adopted an Executive Incentive Compensation Recoupment Policy, or clawback policy, applicable to incentive compensation (i.e., cash bonus or equity based awards based on achievement of a performance metric) that are subsequently the subject of certain material restatements of financial statements, and incentive compensation based on materially inaccurate financial or performance measurements. The clawback policy is applicable to all executive officers subject to Section 16 of the Exchange Act, including the Named Executive Officers. The clawback policy extends to incentive compensation awarded within three completed fiscal years immediately preceding the date on which a material restatement is required or within three completed fiscal years immediately preceding the date on which the Compensation Committee determines that incentive compensation based on materially inaccurate financial or performance measurements has been awarded or paid. Employees covered under the clawback policy shall also be subject to any additional “clawback” or recoupment requirements required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 304 of the Sarbanes-Oxley Act.

Tax and Accounting Implications

One of the factors that the Compensation Committee considers when determining executive compensation is anticipated tax treatment to the Company and to the Named Executive Officers of the various payments and benefits, including under Sections 162(m) and 409A of the Code.

Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally limits our tax deductions relating to the compensation paid to certain Named Executive Officers. Limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation,” as defined in Section 162(m), as well as certain other items of compensation, in each case, that qualify for transition relief applicable to certain arrangements in place as of November 2, 2017. While the Compensation Committee generally considers this limit when determining compensation, the Compensation Committee reserves the right to use its business judgment to authorize compensation payments that may exceed the limitation on deductibility under Section 162(m) when the Compensation Committee believes that such payments are appropriate and when such actions are consistent with our best interests and the best interests of our stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code, imposes requirements applicable to “nonqualified deferred compensation plans”. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. We intended that awards granted under the 2006 LTIP comply with the requirements of Section 409A and intend to administer and interpret the 2006 LTIP in such a manner. Similarly, we intend that awards granted under the 2016 LTIP will comply with the requirements of Section 409A and intend to administer and interpret the 2016 LTIP in such a manner.

Role of Executives and Others in Establishing Compensation

During 2020 our Chief Executive Officer, Mr. Eisenberg, reviewed the performance of the Named Executive Officers (other than his own, which was reviewed by the Compensation Committee), and met on a case-by-case basis with each of the other Named Executive Officers to discuss proposed annual base salary and annual award amounts, which were then presented to the Compensation Committee for approval. The Compensation Committee can exercise discretion in modifying any recommended salary adjustments or awards to executives. Mr. Eisenberg in his capacity as Chief Executive Officer, attended meetings of the Compensation Committee in 2020.

Hedging, Pledging and Short-Selling Policies

As part of its insider trading policy, the Company has adopted policies applicable to, among others, the Named Executive Officers that prohibit: (i) trading in derivative securities of the Company, unless specifically approved in advance in writing by the Company; (ii) engaging in hedging transactions involving the Company’s securities, including through the use of financial instruments such as forward sales contracts, equity swaps, collars and certain exchange funds designed to hedge or offset any decrease in the market value of the Company’s securities; (iii) any short selling of the Company’s securities; and (iv) holding the Company’s securities in margin accounts or otherwise pledging the Company’s securities, except for pledges specifically approved in advance in writing by the Company. There are currently no outstanding pledges of our stock by any of our Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee

Timothy Kelleher, Chairman

Denise Gibson

John Major

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $ (1)	Stock Awards $ (2)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation $ (4)	All other Compensation $ (5)	Total $

Marc Eisenberg	2020	$525,000	$78,750	$1,083,997	$—	$505,910	$25,398	$2,219,055
Chief Executive Officer	2019	525,000	78,750	1,063,000	—	180,469	25,248	1,872,467
	2018	510,417	78,750	1,556,748	—	416,719	24,965	2,587,599

Constantine Milcos	2020	280,000	31,500	344,798	—	202,343	9,697	868,338
Executive Vice President and Chief Financial	2019	272,847	23,625	333,598	—	54,149	9,088	693,307
Officer	2018	239,397	165,000	241,201	—	—	7,929	653,527

John J. Stolte, Jr.	2020	275,000	20,625	219,000	—	117,682	10,047	642,354
Executive Vice	2019	275,000	20,625	207,997	—	47,266	10,047	560,935
President-Technology	2018	275,000	20,625	264,050	—	109,141	9,935	678,750
and Operations

Christian G. Le Brun	2020	265,000	27,825	242,394	—	158,763	8,357	702,339
Executive Vice President, Chief Legal	2019	265,000	27,825	231,798	—	63,766	8,269	596,658
and Human Resources Officer	2018	265,000	28,011	335,346	—	147,012	8,021	783,390

Craig Malone	2020	280,000	25,620	244,001	—	146,214	9,697	705,532
Executive Vice President	2019	280,000	25,620	233,002	—	58,723	9,430	606,776
Product Development (6)	2018	277,083	25,508	336,846	—	135,699	9,104	784,240

(1)

The amounts set forth in the “Bonus” column represents cash amounts of the discretionary portions of the 2020, 2019 and 2018 performance-based annual incentive awards which were paid following the Compensation Committee’s determination of the final amounts earned by the Named Executive Officers.

(2)

The amounts set forth in the “Stock Awards” column for 2020, 2019 and 2018 represent the aggregate grant date fair values of time-based and performance-based RSU awards and MPU awards to the Named Executive Officers, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For performance-based RSU awards and MPU awards such amounts are based on the probable outcome of the performance conditions as of the grant date. For the MPUs such amounts are based on the vesting of 100% of the MPUs awarded based on achieving the target stock price level. For a discussion of the assumptions used to calculate the grant date fair value of an RSU award and an MPU award shown in the “Stock Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding RSU and MPU awards granted in 2019 with respect to the 2020 fiscal year and the Outstanding Equity Awards at 2020 Fiscal Year-End Table for a further discussion regarding outstanding RSU and MPU awards. The amounts shown may not correspond to the actual value that may be realized by the Named Executive Officers.

(3)

The amounts set forth in the “Options Awards” column represent the aggregate grant date fair values of time-based SAR awards to Mr. Eisenberg computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the SAR awards shown in the “Options Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See the Outstanding Equity Awards at 2020 Fiscal Year-End Table for a further discussion regarding outstanding SAR awards.

(4)

The amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus amounts with respect to the non-discretionary portions of the 2020, 2019 and 2018 performance-based annual incentive awards paid to the Named Executive Officers following the Compensation Committee’s determination that the specified performance measures had been satisfied.

See “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” and the Grants of Plan Based Awards table for a further discussion regarding the 2020 annual incentive payments.

(5)	The amounts set forth in the “All Other Compensation” column are comprised of the following for each Named Executive Officer:

Marc Eisenberg:

Perquisites and Personal Benefits:

2020: $8,400 for 401(k) matching contributions, $14,400 for automobile allowance and $2,448 for payment of life insurance premiums.

2019: $8,400 for 401(k) matching contributions, $14,400 for automobile allowance and $2,448 for payment of life insurance premiums.

2018: $8,250 for 401(k) matching contributions, $14,400 for automobile allowance and $2,315 for payment of life insurance premiums.

Constantine Milcos:

Perquisites and Personal Benefits:

2020: $7,867 for 401(k) matching contributions and $1,830 for payment of life insurance premiums.

2019: $7,510 for 401(k) matching contributions and $1,578 for payment of life insurance premiums.

2018: $7,182 for 401(k) matching contributions and $747 for payment of life insurance premiums.

John Stolte:

Perquisites and Personal Benefits:

2020: $8,250 for 401(k) matching contributions and $1,797 for payment of life insurance premiums.

2019: $8,250 for 401(k) matching contributions and $1,797 for payment of life insurance premiums.

2018: $8,250 for 401(k) matching contributions and $1,685 for payment of life insurance premiums.

Christian Le Brun:

Perquisites and Personal Benefits:

2020: $6,625 for 401(k) matching contributions and $1,732 for payment of life insurance premiums.

2019: $6,537 for 401(k) matching contributions and $1,732 for payment of life insurance premiums.

2018: $6,398 for 401(k) matching contributions and $1,623 for payment of life insurance premiums.

Craig Malone:

Perquisites and Personal Benefits:

2020: $7,867 for 401(k) matching contributions and $1,830 for payment of life insurance premiums.

2019: $7,600 for 401(k) matching contributions and $1,830 for payment of life insurance premiums.

2018: $7,408 for 401(k) matching contributions and $1,696 for payment of life insurance premiums.

Grants of Plan-Based Awards in 2020

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) (3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
	Award Date (1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Marc Eisenberg	2021 non-equity incentive plan awards

	12/7/2020	12/7/2020	2021 annual incentive (Adjusted EBITDA)	105,000	210,000	512,695	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Service revenues)	39,375	78,750	157,500	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Product revenues)	19,688	39,375	78,750	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Cash generation)	59,063	118,125	236,250

	12/7/2020	12/7/2020	2021 annual incentive (Discretionary new projects)	—	—	78,750	—		—		—		—		—	—

	Total 2021 non-equity incentive plan awards			223,126	446,250	1,063,945

	2021 equity incentive plan awards

	12/7/2020	12/7/2020	2021 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		32,415	(4)	—		—		—	200,001

	12/7/2020	12/7/2020	2021 performance-based RSUs (Service revenues)	—	—	—	—		12,156	(4)	—		—		—	75,003

	12/7/2020	12/7/2020	2021 performance-based RSUs (Product revenues)	—	—	—	—		6,078	(4)	—		—		—	37,501

	12/7/2020	12/7/2020	2021 performance-based RSUs (Cash generation)	—	—	—	—		18,233	(4)	—		—		—	112,498

	12/7/2020	12/7/2020	2021 performance-based RSUs (Discretionary new projects)	—	—	—	—		12,155	(4)	—		—		—	74,996

	12/7/2020	12/7/2020	2021 Time-based RSUs	—	—	—			—				81,037	(5)		499,998

	12/7/2020	12/7/2020	2021-2023 MPUs	—	—	—	(4	)(7)	—		(4	)(7)			—	84,000

	Total equity incentive plan awards						—		81,037		—		81,037		—	1,083,997

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) (3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
	Award Date (1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Constantine Milcos	2021 non-equity incentive plan awards

	12/7/2020	12/7/2020	2021 annual incentive (Adjusted EBITDA)	42,000	84,000	205,078	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Service revenues)	15,750	31,500	63,000	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Product revenues)	7,882	15,764	31,528	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Cash generation)	23,618	47,236	94,472

	12/7/2020	12/7/2020	2021 annual incentive (Discretionary new projects)	—	—	31,500	—		—		—		—		—	—

	Total 2021 non-equity incentive plan awards			89,250	178,500	425,578

	2021 equity incentive plan awards

	12/7/2020	12/7/2020	2021 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		9,724	(4)	—		—		—	59,997

	12/7/2020	12/7/2020	2021 performance-based RSUs (Service revenues)	—	—	—	—		3,647	(4)	—		—		—	22,502

	12/7/2020	12/7/2020	2021 performance-based RSUs (Product revenues)	—	—	—	—		1,823	(4)	—		—		—	11,248

	12/7/2020	12/7/2020	2021 performance-based RSUs (Cash generation)	—	—	—	—		5,470	(4)	—		—		—	33,750

	12/7/2020	12/7/2020	2021 performance-based RSUs (Discretionary new projects)	—	—	—	—		3,647	(4)	—		—		—	22,502

	12/7/2020	12/7/2020	2021 Time-based RSUs	—	—	—	—		—		—		24,311	(5)	—	149,999

	12/7/2020	12/7/2020	2021-2023 MPUs	—	—	—	(4	)(7)	—		(4	)(7)	—		—	44,800

	Total equity incentive plan awards						—		24,311		—		24,311		—	344,798

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) (3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
	Award Date (1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

John J. Stolte, Jr.	2021 non-equity incentive plan awards

	12/7/2020	12/7/2020	2021 annual incentive (Adjusted EBITDA)	27,500	55,000	96,195	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Service revenues)	10,313	20,625	36,073	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Product revenues)	5,156	10,313	18,037	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Cash generation)	15,469	30,938	54,110

	12/7/2020	12/7/2020	2021 annual incentive (Discretionary new projects)	—	—	20,625	—		—		—		—		—	—

	Total 2021 non-equity incentive plan awards			58,438	116,876	225,040

	2021 equity incentive plan awards

	12/7/2020	12/7/2020	2021 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		5,673	(4)	—		—		—	35,002

	12/7/2020	12/7/2020	2021 performance-based RSUs (Service revenues)	—	—	—	—		2,127	(4)	—		—		—	13,124

	12/7/2020	12/7/2020	2021 performance-based RSUs (Product revenues)	—	—	—	—		1,064	(4)	—		—		—	6,565

	12/7/2020	12/7/2020	2021 performance-based RSUs (Cash generation)	—	—	—	—		3,191	(4)	—		—		—	19,688

	12/7/2020	12/7/2020	2021 performance-based RSUs (Discretionary new projects)	—	—	—	—		2,127	(4)	—		—		—	13,124

	12/7/2020	12/7/2020	2021 Time-based RSUs	—	—	—	—		—		—		14,181	(5)	—	87,497

	12/7/2020	12/7/2020	2021-2023 MPUs	—	—	—	(4	)(7)	—		(4	)(7)	—		—	44,000

	Total equity incentive plan awards						—		14,182		—		14,181		—	219,000

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) (3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
	Award Date (1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Christian G. Le Brun	2021 non-equity incentive plan awards

	12/7/2020	12/7/2020	2021 annual incentive (Adjusted EBITDA)	37,100	74,200	129,776	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Service revenues)	13,913	27,825	48,666	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Product revenues)	6,956	13,913	24,333	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Cash generation)	20,869	41,738	72,999

	12/7/2020	12/7/2020	2021 annual incentive (Discretionary new projects)	—	—	27,825	—		—		—		—		—	—

	Total 2021 non-equity incentive plan awards			78,838	157,676	303,599

	2021 equity incentive plan awards

	12/7/2020	12/7/2020	2021 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		6,483	(4)	—		—		—	40,000

	12/7/2020	12/7/2020	2021 performance-based RSUs (Service revenues)	—	—	—	—		2,431	(4)	—		—		—	14,999

	12/7/2020	12/7/2020	2021 performance-based RSUs (Product revenues)	—	—	—	—		1,216	(4)	—		—		—	7,503

	12/7/2020	12/7/2020	2021 performance-based RSUs (Cash generation)	—	—	—	—		3,647	(4)	—		—		—	22,502

	12/7/2020	12/7/2020	2021 performance-based RSUs (Discretionary new projects)	—	—	—	—		2,430	(4)	—		—		—	14,993

	12/7/2020	12/7/2020	2021 Time-based RSUs	—	—	—	—		—		—		16,207	(5)	—	99,997

	12/7/2020	12/7/2020	2021-2023 MPUs	—	—	—	(4	)(7)	—		(4	)(7)	—		—	42,400

	Total equity incentive plan awards						—		16,207		—		16,207		—	242,394

Name				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) (3)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
	Award Date (1)	Committee Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)

Craig Malone	2021 non-equity incentive plan awards

	12/7/2020	12/7/2020	2021 annual incentive (Adjusted EBITDA)	34,160	68,320	119,492	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Service revenues)	12,810	25,620	44,810	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Product revenues)	6,412	12,824	22,429	—		—		—		—		—	—

	12/7/2020	12/7/2020	2021 annual incentive (Cash generation)	19,222	38,444	67,239

	12/7/2020	12/7/2020	2021 annual incentive (Discretionary new projects)	—	—	25,620	—		—		—		—		—	—

	Total 2021 non-equity incentive plan awards			72,604	145,208	279,590

	2021 equity incentive plan awards

	12/7/2020	12/7/2020	2021 performance-based RSUs (Adjusted EBITDA)	—	—	—	—		6,483	(4)	—		—		—	40,000

	12/7/2020	12/7/2020	2021 performance-based RSUs (Service revenues)	—	—	—	—		2,431	(4)	—		—		—	14,999

	12/7/2020	12/7/2020	2021 performance-based RSUs (Product revenues)	—	—	—	—		1,216	(4)	—		—		—	7,503

	12/7/2020	12/7/2020	2021 performance-based RSUs (Cash generation)	—	—	—	—		3,647	(4)	—		—		—	22,502

	12/7/2020	12/7/2020	2021 performance-based RSUs (Discretionary new projects)	—	—	—	—		2,430	(4)	—		—		—	14,993

	12/7/2020	12/7/2020	2021 Time-based RSUs	—	—	—	—		—		—		16,207	(5)	—	99,997

	12/7/2020	12/7/2020	2021-2023 MPUs	—	—	—	(4	)(7)	—		(4	)(7)	—		—	44,000

	Total equity incentive plan awards						—		16,207		—		16,207		—	243,994

(1)	The date the Compensation Committee approved the issuance of the award.

(2)

The amounts shown represent annual incentive payments payable for fiscal year 2021 to the Named Executive Officers. The actual annual incentive payment amount paid to each of these Named Executive Officers for fiscal year 2020 financial performance targets are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For 2020, the incentive payments for the Named Executive Officers are calculated based on a percentage of the executive’s 2020 base salary, determined based on the achievement of specified financial performance targets of the Company for fiscal year 2020. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(3)

The amounts shown in the “Target” column represents the value of annual incentive payments payable if the Fiscal 2021 Adjusted EBITDA, Service Revenues, Products Revenues and Cash Generation performance targets are achieved at the 100% level. The amounts shown in the “Threshold” column represent the lower value of annual incentive payments payable if the performance targets are achieved at the 88% level for Fiscal 2021 Adjusted EBITDA, the 93% level for Service Revenues, the 85% level for Product Revenues and the 80% level for Cash Generation. The amounts shown in the “Maximum” column represent the maximum value of annual incentive payments payable if the performance targets are achieved at the 112% level for Fiscal 2021 Adjusted EBITDA, the 108% level for Service Revenues, the 115% level for Product Revenues and the 120% level for Cash Generation, and the maximum amount of the discretionary portion of the annual incentive payments payable upon determination by the Compensation Committee. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(4)

On December 7, 2020, our Compensation Committee established 2020 financial performance targets and granted performance-based RSU awards to each of Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone. The performance-based RSUs vest upon achievement of various 2021 financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone were granted 81,037, 24,311, 14,182, 16,207 and 16,207 performance-based RSU awards, respectively. The amounts shown in the “Target” column represent the number of performance-based RSUs that will vest under these awards if the performance targets are achieved at the 100% level. Further, on December 7, 2020, our Compensation Committee granted 2021-2023 MPUs to Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone based on the Company’s stock price performance over a three-year performance period. One-third of the MPUs vest at the end of each year in the performance period only if the Company satisfies stock price targets and continued employment through the date that our Compensation Committee has determined that the stock price targets have been achieved. See “Compensation Discussion and Analysis —Elements of Compensation — Long-Term Equity-Based Incentives — 2021 Time-based RSU and Performance-based RSU Grants” and “— MPU Grants” for a further discussion regarding performance-based RSU and MPU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these RSU and MPU awards.

(5)

On December 7, 2020, Messrs. Eisenberg, Milcos, Stolte, Le Brun and Malone were granted 81,037, 24,311, 14,181, 16,207 and 16,207 time-based RSU awards, respectively. These time-based RSU awards will vest on January 1, 2022. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives — 2020 Time-based RSU and Performance-based RSU Grants” for a further discussion regarding time-based RSU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these time-based RSU awards.

(6)

The amounts shown in the “Grant Date Fair Value of Stock and Option Awards” represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the performance- and time-based RSUs and the MPUs, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(7)

Although the MPUs are equity incentive plan awards, the payouts are based on a percentage of salary rather than shares or units. In lieu of reporting the estimated probable payments in the table above, the following table reflects the Threshold and Maximum payments in dollars of the MPUs to the Named Executive Officers set forth in the table, assuming the Company’s stock price performance during the applicable performance cycle satisfied the Threshold and Maximum levels.

Name	Threshold ($)	Maximum ($)

Marc Eisenberg	118,125	236,250

Constantine Milcos	63,000	126,000

John J. Stolte Jr.	61,875	123,750

Christian G. Le Brun	59,625	119,250

Craig Malone	63,000	126,000

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
Marc Eisenberg	100,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	34,687	(2)	—	—	3.42	3/7/2022	—	—	—		—
	80,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	60,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	75,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	30,000	(3)	—	—	8.58	1/3/2027	—	—	—		—
	—		—	—	—	—	—	—	51,020	(4)	378,568	(4)
	—		—	—	—	—	—	—	19,133	(5)	141,967	(5)
	—		—	—	—	—	—	—	9,566	(6)	70,980	(6)
	—		—	—	—	—	—	—	28,699	(7)	212,947	(7)
	—		—	—	—	—	—	—	19,133	(8)	141,967	(8)
									127,551	(9)	946,428	(9)
	—		—	—	—	—	—	—	81,037	(10)	601,295	(10)
	—		—	—	—	—	—	—	81,037	(11)	601,295	(11)
	—		—	—	—	—	—	—	(12)		(12)
Costantine Milcos	6,100	(2)	—	—	5.92	12/17/2024	—	—	—		—
	6,100	(2)	—	—	6.60	12/12/2013	—	—	—		—
	—		—	—	—	—	—	—	—		—
	—		—	—	—	—	—	—	15,306	(4)	113,571	(4)
	—		—	—	—	—	—	—	5,740	(5)	42,591	(5)
	—		—	—	—	—	—	—	2,870	(6)	21,295	(6)
	—		—	—	—	—	—	—	8,610	(7)	63,886	(7)
	—		—	—	—	—	—	—	5,739	(8)	42,583	(8)
									38,265	(9)	283,926	(9)
	—		—	—	—	—	—	—	24,311	(10)	180,388	(10)
	—		—	—	—	—	—	—	24,311	(11)	180,388	(11)
	—		—	—	—	—	—	—	(12)		(12)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
John J. Stolte, Jr.	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	17,345	(2)	—	—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	23,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	23,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	8,928	(4)	66,246	(4)
	—		—	—	—	—	—	—	3,348	(5)	24,842	(5)
	—		—	—	—	—	—	—	1,674	(6)	12,421	(6)
	—		—	—	—	—	—	—	5,022	(7)	37,263	(7)
	—		—	—	—	—	—	—	3,349	(8)	24,850	(8)
									22,321	(9)	165,622	(9)
	—		—	—	—	—	—	—	14,182	(10)	105,230	(10)
	—		—	—	—	—	—	—	14,181	(11)	105,223	(11)
	—		—	—	—	—	—	—	(12)		(12)
Christian G. Le Brun	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	16,406	(2)	—	—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	23,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	23,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	10,204	(4)	75,714	(4)
	—		—	—	—	—	—	—	3,827	(5)	28,396	(5)
	—		—	—	—	—	—	—	1,913	(6)	14,194	(6)
	—		—	—	—	—	—	—	5,740	(7)	42,591	(7)
	—		—	—	—	—	—	—	3,826	(8)	28,389	(8)
									25,510	(9)	189,284	(9)
	—		—	—	—	—	—	—	16,207	(10)	120,256	(10)
	—		—	—	—	—	—	—	16,207	(11)	120,256	(11)
	—		—	—	—	—	—	—	(12)		(12)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)(1)
Craig Malone	12,000	(2)	—	—	2.73	10/11/2021	—	—	—		—
	5,000	(2)	—	—	3.51	2/9/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,800	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	600	(2)	—	—	3.15	5/15/2022	—	—	—		—
	10,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	900	(2)	—	—	4.20	6/10/2023	—	—	—		—
	600	(2)	—	—	4.20	6/10/2023	—	—	—		—
	1,200	(2)	—	—	4.20	6/10/2023	—	—	—		—
	1,200	(2)	—	—	4.20	6/10/2023	—	—	—		—
	18,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	18,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	—		—
	—		—	—	—	—	—	—	10,204	(4)	75,714	(4)
	—		—	—	—	—	—	—	3,827	(5)	28,396	(5)
	—		—	—	—	—	—	—	1,913	(6)	14,194	(6)
	—		—	—	—	—	—	—	5,740	(7)	42,591	(7)
	—		—	—	—	—	—	—	3,826	(8)	28,389	(8)
									25,510	(9)	189,284	(9)
	—		—	—	—	—	—	—	16,207	(10)	120,256	(10)
	—		—	—	—	—	—	—	16,207	(11)	120,256	(11)
	—		—	—	—	—	—	—	(12)		(12)

(1)	Based on the $7.42 per share closing price of our common stock on December 31, 2020.

(2)	SAR awards granted under our 2006 LTIP, which have a base price equal to the price of our common stock on the grant date.

(3)	SAR awards granted under our 2016 LTIP, which have a base price equal to the price of our common stock on the grant date.

(4)

Performance-based RSU awards, all of which lapsed unvested on February 26, 2021 based on not meeting the fiscal 2020 threshold amount for Adjusted EBITDA during fiscal 2020 as determined by the Compensation Committee.

(5)

Performance-based RSU awards, approximately 25% of which lapsed unvested on February 26, 2021 based on exceeding the fiscal 2020 threshold amount, but not the target amount, for Service Revenues during fiscal 2020 as determined by the Compensation Committee.

(6)

Performance-based RSU awards, all of which lapsed unvested on February 26, 2021 based on not meeting the fiscal 2020 threshold amount for Product Revenues during fiscal 2020 as determined by the Compensation Committee.

(7)	Performance-based RSU awards that vested on February 26, 2021 based on exceeding the fiscal 2020 threshold amount for Cash Generation during fiscal 2020 as determined by the Compensation Committee.

(8)

Performance-based RSU awards that vested on February 26, 2021 based on the Compensation Committee’s discretionary determination that certain key projects for each of the Named Executive Officers had been completed.

(9)	Time-based RSU awards that vested on January 1, 2021.

(10)

Performance-based RSU awards which vest in 2022 based on achieving fiscal 2021 performance targets during fiscal 2021 as determined by the Compensation Committee. See “Grants of Plan-Based Awards in 2020” for the allocation of these performance-based RSU awards among the fiscal 2021 performance targets.

(11)	Time-based RSU awards which vest on January 1, 2022.

(12)

MPU award payouts are based on a percentage of salary rather than shares or units. For a discussion of the estimated payout amounts for these unvested MPUs, see footnote (8) to the Grants of Plan-Based Awards Table.

Option/SAR Exercises and Stock Vested in 2019

	SAR Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Securities Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)

Marc Eisenberg	219,000	240,425	82,526	312,163

Constantine Milcos	—	—	22,036	83,592

John J. Stolte, Jr.	104,575	123,659	14,440	54,622

Christian G. Le Brun	110,750	135,485	16,504	62,428

Craig Malone	—	—	16,504	62,428

(1)

Represents the total number of shares underlying the SAR. The actual number of shares received by the Named Executive Officers upon exercise of the SARs would be determined by multiplying the total number of shares underlying the SAR by the difference between the exercise price of the SAR and the fair market value of our common stock on the exercise date, divided by the fair market value on the exercise date.

(2)	Represents the difference between the SAR exercise price and the fair market value of our common stock on the date of exercise.

(3)	Shares acquired on vesting of time-based RSUs on January 1, 2020 and performance-based RSU awards on March 3, 2020.

(4)	Based on the closing price of our common stock on the vesting dates of $4.09 per share on January 2, 2020 and $3.16 per share on March 3, 2020.

CEO Pay Ratio

We are required to disclose the pay ratio between our Chief Executive Officer’s total annual compensation and the median total annual compensation of all employees (excluding the Chief Executive Officer). The pay ratio discussed below is a reasonable estimate calculated in accordance with the applicable rules.

Our Chief Executive Officer had total annual compensation of $2,219,055 for fiscal 2020 (as reported in the Summary Compensation Table), and our median employee had total annual compensation of $61,597 for fiscal 2020. Therefore, our Chief Executive Officer’s total annual compensation is 36.0 times that of the median of the total annual compensation of all of our employees (excluding the Chief Executive Officer).

For 2020, as permitted by SEC rules, we are using the same median employee as for 2019, who was a substitute median employee whose 2018 compensation was substantially similar to the 2018 compensation of the original median employee identified in 2018, who was promoted. We identified the original median employee in 2018 by taking the annual base pay of all 779 full-time, part-time, seasonal, and temporary employees employed by us as of December 31, 2018 (excluding the Chief Executive Officer). We did not adjust amounts paid to part-time, seasonal or temporary employees to determine base pay on a full-time basis; however, we annualized the base pay of all permanent employees (full-time and part-time) who were employed on December 31, 2018.

In identifying the original median employee in 2018, we reviewed the base pay of the relevant employees based on our payroll records. Amounts paid in foreign currencies were converted to U.S. dollars at the spot foreign exchange rates on December 31, 2018 (the last business day of 2018). We did not make any cost-of-living adjustment to the compensation of employees outside of the United States for purposes of determining the median employee. The original median employee was located in the United States and had a 2018 annual base salary of $58,000.

The 2019 substitute median employee’s 2018 base salary was substantially similar to the original median employee’s 2018 base salary. Once the median employee was identified, we calculated the median employee’s 2020 total annual compensation in accordance with the requirements for calculating the Chief Executive Officer’s total annual compensation for 2020 set forth in the Summary Compensation Table. Because we do not regularly track perquisites provided to non-executive officer employees, we have assumed that any perquisites provided to the median employee are de minimis for purposes of determining the median employee’s total annual compensation.

Given the different methodologies that various public companies use to determine an estimate of their pay ratio, we do not believe that the estimated ratio reported above should be used as a basis for comparison between any companies.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

ORBCOMM Europe

We have entered into a service license agreement for VHF satellite services covering 43 jurisdictions in Europe and a gateway services agreement with ORBCOMM Europe LLC (“ORBCOMM Europe”), a company in which we indirectly own a 49.95% interest. The service license agreement and the gateway services agreement with ORBCOMM Europe contain terms and conditions substantially similar to the service license agreements and the gateway services agreements we have and expect to enter into with other licensees, except for certain more favorable pricing terms. ORBCOMM Europe is owned 50% by Satcom International Group plc (“Satcom”) and 50% by OHB SE (“OHB”). We hold a 99.9% ownership interest in Satcom.

OHB is a substantial stockholder and a direct investor of ours and its Chief Executive Officer, Marco Fuchs, is on our board of directors. In February 2019, our board determined that Mr. Fuchs is an independent director for Nasdaq purposes. See “Board of Directors and Committees” for further information relating to this determination. In addition, Satcom has been appointed by ORBCOMM Europe as a country representative for the United Kingdom, Ireland and Switzerland. ORBCOMM Deutschland, an affiliate of OHB, has been appointed by ORBCOMM Europe as country representative for Germany and holds the relevant regulatory authority and authorization in Germany. OHB-France, a subsidiary of OHB, holds the regulatory authority and authorization in France. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason.

In connection with the organization of ORBCOMM Europe and the reorganization of our business in Europe, we agreed to grant ORBCOMM Europe approximately $3.7 million in airtime credits. The amount of the grant was equal to the amount owed by ORBCOMM Global L.P. to the European Company for Mobile Communications Services N.V. (“MCS”), the former licensee for Europe of ORBCOMM Global L.P. ORBCOMM Europe, in turn, agreed to issue credits in the aggregate amount of the credits received from us to MCS and its country representatives who were stockholders of MCS. Satcom, as a country representative for the United Kingdom, Ireland and Switzerland, received airtime credits in the amount of $580,200. ORBCOMM Deutschland, as country representative for Germany, received airtime credits of $449,800. Because approximately $2.8 million of the airtime credits were granted to stockholders of MCS who are not related to us and who continue to be country representatives in Europe, we believe that granting of the airtime credits was essential to permit ORBCOMM Europe to reorganize the ORBCOMM business in Europe. The airtime credits have no expiration date. As of December 31, 2020, approximately $1.9 million of the airtime credits granted by us to ORBCOMM Europe remained unused.

Satcom International Group plc

Satcom is our 99.9%-owned consolidated subsidiary that (i) owns 50% of ORBCOMM Europe, (ii) has entered into country representative agreements with ORBCOMM Europe, covering the United Kingdom, Ireland and Switzerland for our VHF satellite services, and (iii) has entered into a service license agreement for VHF satellite services with us, covering substantially all of the countries of the Middle East and a significant number of countries of Central Asia, and a gateway services agreement with us. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason. We believe that the service license agreement and the gateway services agreement between us and Satcom contain terms and conditions substantially similar to those which we have and expect to enter into with other unaffiliated licensees. As of December 31, 2020, Satcom owed us unpaid fees of approximately $154,000.

As of December 31, 2020, ORBCOMM Europe had a note payable to Satcom in the amount of €1,466,920 ($1,400,232). This note has the same payment terms as the note payable from ORBCOMM Europe to OHB described below under “— OHB SE” and carries a zero percent interest rate. For accounting purposes, this note has been eliminated in the consolidation of ORBCOMM Europe and Satcom with ORBCOMM Inc.

We have provided Satcom with a $1,500,000 line of credit for working capital purposes. The revolving loan bears interest at 8% per annum and is secured by all of Satcom’s assets, including its membership interest in ORBCOMM Europe. As of December 31, 2020, Satcom had $2,063,621 (including accrued interest) outstanding under this line of credit.

OHB SE

We have entered into several agreements with OHB and its affiliates for satellite-related products and services. Marco Fuchs, a director of ours, is Chief Executive Officer and Chairman of the Managing Board of OHB.

During fiscal 2020, LuxSpace, a subsidiary of OHB, paid ORBCOMM AIS, LLC $1,426,877 for providing AIS data.

On May 21, 2002, we entered into an IVAR agreement with OHB under which OHB has been granted non-exclusive rights to resell our services for applications developed by OHB for the monitoring and tracking of mobile tanks and containers. As of December 31, 2020, OHB had no unpaid fees to us under the IVAR agreement.

In connection with the acquisition of an interest in Satcom (see “— Satcom International Group plc” above), we recorded an indebtedness to OHB arising from a note payable from ORBCOMM Europe to OHB. As of December 31, 2020, the principal balance of the note payable is €1,138,400 and it has a carrying value of $1,400,232. This note does not bear interest and has no fixed repayment term. Repayment will be made from the distribution profits (as defined in the note agreement) of ORBCOMM Europe.

Employment Arrangements

Marc Eisenberg

We entered into an amended and restated employment agreement (the “Amended Eisenberg Agreement”) with Mr. Eisenberg, effective as of March 1, 2019. The Amended Eisenberg Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Eisenberg Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Eisenberg Agreement will not be further extended, and Mr. Eisenberg’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Eisenberg’s employment with us may be terminated prior to the expiration of the term of the Amended Eisenberg Agreement pursuant to the provisions described below.

The Amended Eisenberg Agreement provides for an annual base salary, currently of $525,000. In addition to his salary, Mr. Eisenberg is entitled to certain employee benefits, including medical and disability insurance, term life insurance (with a death benefit no less than three times his annual base salary), paid holiday and vacation time and other employee benefits paid by us. Under the Amended Eisenberg Agreement, Mr. Eisenberg is eligible to receive a bonus with a target bonus opportunity equal to 100% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Eisenberg is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Amended Eisenberg Agreement) prior to the payment of such bonus. Mr. Eisenberg is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. The Amended Eisenberg Agreement additionally provides for an automobile reimbursement of $1,200 a month.

If Mr. Eisenberg’s employment is terminated (1) by us without cause, (2) as a result of a notice of non-extension of the Amended Eisenberg Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Amended Eisenberg Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the Target Bonus for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Eisenberg Post-Termination Payments”), and continued health insurance coverage for one year following such termination. The Eisenberg Post-Termination Payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Eisenberg Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant, a two-year post-employment non-competition covenant, and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause,” by Mr. Eisenberg due a material change in his status, title, position, scope of authority or responsibility, or if the successor in a “change of control” (as defined in the Amended Eisenberg Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”) transaction does not continue his employment on substantially equivalent terms as under the Amended Eisenberg Agreement, in each case, within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Eisenberg will be entitled to receive an amount equal to two times the Eisenberg Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Constantine (Dean) Milcos.

On October 29, 2019, we entered into an employment agreement (the “Milcos Agreement”) with Constantine “Dean” Milcos, our Executive Vice President and Chief Financial Officer, effective as of November 1, 2019. The Milcos Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Milcos Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Milcos Agreement will not be further extended, and Mr. Milcos’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Milcos’s employment with us may be terminated prior to the expiration of the term of the Milcos Agreement pursuant to the provisions described below.

The Milcos Agreement provides for an annual base salary, currently of $280,000. In addition to his salary, Mr. Milcos is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Milcos Agreement, each calendar year (beginning with calendar year 2019), Mr. Milcos is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Milcos is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Milcos Agreement) prior to the payment of such bonus. Mr. Milcos is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Milcos’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Milcos Agreement provided by us during the term of the Milcos Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Milcos Post-Termination Payments”), and continued health insurance coverage for one year following such termination. If Mr. Milcos’s employment is terminated as a result of his disability during the term of the Milcos Agreement, he will be entitled to continue to receive an amount equal to his base salary for a period of one year following such termination and continued health insurance coverage for one year following such termination. The Milcos Post-Termination Payments, disability payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Milcos Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant (only to the extent Mr. Milcos receives post-termination payments), a one-year post-employment non-competition covenant (only to the extent Mr. Milcos receives post-termination payments), and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Milcos will be entitled to receive an amount equal to one and one-half times the Milcos Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

John J. Stolte, Jr.

We entered into an amended and restated employment agreement (the “Amended Stolte Agreement”) with Mr. Stolte, effective as of March 1, 2019. The Amended Stolte Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Stolte Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Stolte Agreement will not be further extended, and Mr. Stolte’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Stolte’s employment with us may be terminated prior to the expiration of the term of the Amended Stolte Agreement pursuant to the provisions described below.

The Amended Stolte Agreement provides for an annual base salary, currently of $275,000. In addition to his salary, Mr. Stolte is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Amended Stolte Agreement, Mr. Stolte is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Stolte is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Amended Stolte Agreement) prior to the payment of such bonus. Mr. Stolte is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Stolte’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Amended Stolte Agreement provided by us during the term of the Amended Stolte Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Stolte Post-Termination Payments”), and continued health insurance coverage for one year following such termination. If Mr. Stolte’s employment is terminated as a result of his death or disability during the term of the Amended Stolte Agreement, he (or his estate) will be entitled to receive an amount equal to his base salary for a period of one year following such termination and only to the extent his employment is terminated as a result of his disability, continued health insurance coverage for one year following such termination. The Stolte Post-Termination Payments, disability payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Stolte Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant (only to the extent Mr. Stolte receives post-termination payments), a one-year post-employment non-competition covenant (only to the extent Mr. Stolte receives post-termination payments), and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Stolte will be entitled to receive an amount equal to one and one-half times the Stolte Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Christian G. Le Brun.

We entered into an amended and restated employment agreement (the “Amended Le Brun Agreement”) with Mr. Le Brun, effective as of March 1, 2019. The Amended Le Brun Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Le Brun Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Le Brun Agreement will not be further extended, and Mr. Le Brun’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Le Brun’s employment with us may be terminated prior to the expiration of the term of the Amended Le Brun Agreement pursuant to the provisions described below.

The Amended Le Brun Agreement provides for an annual base salary, currently of $265,000. In addition to his salary, Mr. Le Brun is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Amended Le Brun Agreement, Mr. Le Brun is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Le Brun is actively employed by us on the day on which the bonus is paid and is not terminated with “cause” (as defined in the Amended Le Brun Agreement) prior to the payment of such bonus. Mr. Le Brun is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Le Brun’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Amended Le Brun Agreement provided by us during the term of the Amended Le Brun Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Le Brun Post-Termination Payments”), and continued health insurance coverage for one year following such termination. The Le Brun Post-Termination Payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Le Brun Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant, a one-year post-employment non-competition covenant, and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Le Brun will be entitled to receive an amount equal to one and one-half times the Le Brun Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Craig E. Malone.

We entered into an amended and restated employment agreement (the “Amended Malone Agreement”) with Mr. Malone, effective as of March 1, 2019. The Amended Malone Agreement has an initial term that ended on December 31, 2019. Upon the expiration of the initial term or any extension thereof, the term of the Amended Malone Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Amended Malone Agreement will not be further extended, and Mr. Malone’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Malone’s employment with us may be terminated prior to the expiration of the term of the Amended Malone Agreement pursuant to the provisions described below.

The Amended Malone Agreement provides for an annual base salary, currently of $275,000. In addition to his salary, Mr. Malone is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Amended Malone Agreement, Mr. Malone is eligible to receive a bonus with a target bonus opportunity equal to up to 75% of his annual base salary and subject to a maximum payment in an amount, payable in cash, dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors, provided that Mr. Malone is actively employed by us on the last day of the fiscal year for which the bonus is paid and is not terminated with “cause” (as defined in the Amended Malone Agreement) prior to the payment of such bonus. Mr. Malone is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Malone’s employment is terminated (1) by us without cause or (2) as a result of a notice of non-extension of the Amended Malone Agreement provided by us during the term of the Amended Malone Agreement, he will be entitled to receive an amount equal to the sum of (A) his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A) and (B) the amount equal to the target bonus opportunity for the calendar year in which his termination of employment occurs, payable in equal installments over a twelve-month period (the “Malone Post-Termination Payments”), and continued health insurance coverage for one year following such termination. If Mr. Malone’s employment is terminated as a result of his disability during the term of the Amended Malone Agreement, he will be entitled to continue to receive an amount equal to his base salary for a period of one year following such termination and continued health insurance coverage for one year following such termination. The Malone Post-Termination Payments, disability payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Amended Malone Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant (only to the extent Mr. Malone receives post-termination payments), a one-year post-employment non-competition covenant (only to the extent Mr. Malone receives post-termination payments), and a covenant to comply with Company policies, including any applicable compensation recoupment policy then in effect.

Upon a termination of employment by us without “cause” within the eighteen-month period following a change of control, subject to the execution of a release in favor of us, Mr. Malone will be entitled to receive an amount equal to one and one-half times the Malone Post-Termination Payments (payable in a lump sum on the 60th day following his termination of employment) and continued health insurance coverage for a period of eighteen months.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors. In addition, we have entered into indemnification agreements with certain of our executive officers in their capacity as our executive officers and as directors of certain of our subsidiaries. Each indemnification agreement provides that we will, subject to certain exceptions, indemnify the indemnified person in respect of any and all expenses incurred as a result of any threatened, pending or completed action, suit or proceedings involving the indemnified person and relating to the indemnified person’s service as an executive officer or director of ours. We will also indemnify the indemnified person to the fullest extent as may be provided under the provisions of our By-Laws and Delaware law. The indemnification period lasts for as long as the indemnified person is an executive officer or director of ours and continues if the indemnified person is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of fact that the indemnified person was serving in such capacity. Upon request, we must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified under any provision of the indemnification agreement, our By-Laws, Delaware law or otherwise.

Policies and Procedures for Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable Nasdaq rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the NASDAQ rules).

POTENTIAL SERVICE PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables below reflect the amount of compensation payable to each Named Executive Officer in the event of termination of such executive’s employment or upon a change of control based on the applicable provisions of the Named Executive Officer’s employment arrangements, RSU award agreements, SAR award agreements and MPU award agreements. The amount of compensation payable to each Named Executive Officer upon voluntary termination, termination without cause, non-extension of employment agreement, termination related to relocation, change of control, disability or death is shown below for Messrs. Eisenberg, Milcos, Stolte, Le Brun, Malone and Ford. All severance payments to the Named Executive Officers under their employment agreements, if any, are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to the Named Executive Officer’s employment with the Company. The tables assume an effective date of a change of control and termination of employment on December 31, 2020 and the amount of compensation payable to each Named Executive Officer is based upon the employment arrangement, if any, for such Named Executive Officer as in effect as of that date, except for Mr. Ford whose description reflects his actual compensation paid. See “Certain Relationships and Transactions with Related Persons — Employment Arrangements” for descriptions of the employment arrangements currently in effect for our Named Executive Officers.

Change of Control Triggers

For the purposes of the severance payments under the Named Executive Officer employment arrangements, “change of control” has the definition set forth in the 2016 LTIP described below.

Under the 2016 LTIP, “change of control” means an event that would be considered a change of control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the fair market value or voting power of our outstanding stock;

•	the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of our outstanding stock;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or

•

a sale of a substantial portion of our assets (40% or more of the total gross fair market value) within a 12-month period, unless the transfer of the assets is to (i) an entity that is controlled by our shareholders immediately after the transfer, (ii) shareholders of ours (immediately before the transfer) in exchange for our common stock, (iii) a subsidiary of ours in which we own 50% or more of the total value or voting power, (iv) shareholders of ours owning 50% or more of the total value or voting power of our company or (v) an entity of which at least 50% of the total value or voting power is owned by shareholders described in clause (iv).

For purposes of the RSU awards and SAR awards granted under the 2016 LTIP, except as otherwise provided in the applicable award agreement, (i) awards that are assumed or otherwise replaced in a “change of control” transaction with an award that is substantially comparable in terms of type, intrinsic value and other terms and conditions will vest upon a “double” trigger (i.e., upon certain terminations of employment without cause or for good reason) within two years after a “change of control”, (ii) awards that are not assumed or otherwise replaced in the change of control become fully vested and payable upon a change of control (except as otherwise provided in the award agreement) and (iii) awards subject to the achievement of performance goals will be fully vested and payable as if the performance goals had been achieved at target, prorated to reflect the portion of the performance period elapsed as of the termination event. The award agreements for RSU awards and SAR awards under the 2016 LTIP granted prior to December 1, 2018 provide that outstanding awards will vest immediately upon the effective date of a change of control; however, the award agreements for RSU awards and SAR awards under the 2016 LTIP grants on or after December 1, 2018 do not so provide and the “double” trigger change of control provisions would apply.

MPU awards granted under the 2016 LTIP will vest upon the effective date of a “change of control” where “change of control” has the meaning described above.

For purposes of the SAR awards granted under the 2006 LTIP, awards will vest upon the effective date of a “change of control” having a value in excess of $6.045 per share where “change of control” means an event that would be considered a change of control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the total fair market value or total voting power of the outstanding stock of the Company;

•	the acquisition by a person or group, within a 12-month period, of beneficial ownership of 30% or more of the total voting power of the outstanding stock of the Company;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or

•

the acquisition by a person or group of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the Company, (ii) shareholder(s) owning 50% or more of the total value or voting power of the outstanding stock of the Company, (iii) an entity at least 50% owned by shareholder(s) described in clause (ii), or (iv) shareholder(s) receiving the assets in exchange for or with respect to the Company’s stock.

Post-Termination Covenants

The RSU awards and SAR awards are subject to a non-competition provision restricting the Named Executive Officer’s employment with a competitor for six months following termination. The RSU awards and SAR awards are also subject to a non-solicitation provision restricting the Named Executive Officer from soliciting certain business or recruiting certain of the Company’s employees for one year following termination. If the Company determines that the Named Executive Officer violated these provisions of the RSU award or SAR award, the Named Executive Officer will forfeit all rights to any RSUs or SARs under the awards and will have to return to the Company the value of any RSUs or SARs awarded to the Named Executive Officer by the Company. The Named Executive Officers are also subject to post-termination non-competition, non-solicitation and confidentiality provisions in their employment agreements. See “Certain Relationships and Transactions with Related Persons — Employment Agreements”.

Marc Eisenberg

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	For Cause Termination(1)	Termination Without Cause Post- Change in Control(1)	Voluntary Termination With Good Reason Post- Change in Control(1)

Severance payments(2)	$1,063,617	$1,063,617	$—	$2,120,426	$2,120,426

Time-based RSUs (unvested and accelerated)(3)	—	—	—	1,547,723	1,547,723

Performance-based RSUs (unvested and accelerated)(4)	—	—	—	946,428	946,428

MPUs (unvested and accelerated)(5)	—	—	—	146,070	146,070

(1)

Assumes an effective date of a change of control or termination on December 31, 2020 and that the change of control transaction occurred at $7.42 per share, the closing price of the shares on December 31, 2020.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Eisenberg’s employment is involuntarily terminated without cause by the Company, (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or (c) he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,617 at December 31, 2020. In the event that within 18 months following a change of control, Mr. Eisenberg’s employment is terminated without cause by the Company, he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities or the successor in the change of control does not continue his employment on substantially equivalent terms as under his employment agreement, he will be entitled to two times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $20,426 at December 31, 2020.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Eisenberg would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2020, he had 208,588 unvested time-based RSU awards with a value of $1,547,723 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Eisenberg would be entitled to immediate vesting of all unvested performance-based RSU awards, prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2020, he had 127,551 unvested performance-based RSU awards with a value of $946,428 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control Mr. Eisenberg would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Eisenberg’s outstanding MPU awards had an aggregate pay-out value of $146,070, equivalent to 27.8% of his base salary for 2021, or 19,686 shares of the Company’s common stock based on the closing price of $7.42 per share as of December 31, 2020.

Constantine Milcos

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Termination Without Cause Post- Change in Control(1)	Disability(1)

Severance payments(2)	$451,117	$—	$669,867	$293,617

Time-based RSUs (unvested and accelerated)(3)	—	—	464,314	—

Performance-based RSUs (unvested and accelerated)(4)	—	—	283,926	—

MPUs (unvested and accelerated)(5)	—	—	77,910	—

(1)

Assumes an effective date of a change of control or termination on December 31, 2020 and that the change of control transaction occurred at $7.42 per share, the closing price of the shares on December 31, 2020.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Milcos’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,617 at December 31, 2020. In addition, if his employment is terminated due to his disability, he is also entitled to continued base salary for a period of one year after such termination and continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,617 at December 31, 2020. In the event that within 18 months following a change of control, Mr. Milcos’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $20,426 at December 31, 2020.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Milcos would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2020, he had 62,567 unvested time-based RSU awards with a value of $464,314 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Milcos would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2020, he had 38,265 unvested performance-based RSU awards with a value of $283,926 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control, Mr. Milcos would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Milcos’ outstanding MPU awards had an aggregate pay-out value of $77,910, equivalent to 27.8% of his base salary for 2021, or 10,500 shares of the Company’s common stock based on the closing price of $7.42 per share as of December 31, 2020.

John J. Stolte, Jr.

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Termination Without Cause Post- Change in Control(1)	Death(1)	Disability(1)

Severance payments(2)	$421,235	$—	$631,853	$275,000	$283,735

Time-based RSUs (unvested and accelerated)(3)	—	—	270,845	—	—

Performance-based RSUs (unvested and accelerated)(4)	—	—	165,622	—	—

MPUs (unvested and accelerated)(5)	—	—	76,515	—	—

(1)

Assumes an effective date of a change of control or termination on December 31, 2020 and that the change of control transaction occurred at $7.42 per share, the closing price of the shares on December 31, 2020.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Stolte’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $8,735 at December 31, 2020. In addition, if his employment is terminated due to his death or disability, he is also entitled to continued base salary for a period of one year after such termination and, only to the extent that his employment is terminated due to his disability, continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $8,735 at December 31, 2020. In the event that within 18 months following a change of control, Mr. Stolte’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $13.103 at December 31, 2020.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Stolte would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2020, he had 36,502 unvested time-based RSU awards with a value of $270,845 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Stolte would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2020, he had 22,321 unvested performance-based RSU awards with a value of $165,622 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control Mr. Stolte would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Stolte’s outstanding MPU awards had an aggregate pay-out value of $76,515, equivalent to 27.8% of his base salary for 2021, or 10,312 shares of the Company’s common stock based on the closing price of $7.42 per share as of December 31, 2020.

Christian G. Le Brun

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Termination Without Cause Post-Change in Control(1)

Severance payments(2)	$450,500	$—	$675,750

Time-based RSUs (unvested and accelerated)(3)	—	—	309,540

Performance-based RSUs (unvested and accelerated)(4)	—	—	189,284

MPUs (unvested and accelerated)(5)	—	—	73,725

(1)

Assumes an effective date of a change of control or termination on December 31, 2020 and that the change of control transaction occurred at $7.42 per share, the closing price of the shares on December 31, 2020.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Le Brun’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $0 at December 31, 2020. In the event that within 18 months following a change of control, Mr. Le Brun’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $0 at December 31, 2020.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Le Brun would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2020, he had 41,717 unvested time-based RSU awards with a value of $309,540 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Le Brun would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2020, he had 25,510 unvested performance-based RSU awards with a value of $189,284 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control Mr. Le Brun would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Le Brun’s outstanding MPU awards had an aggregate pay-out value of $73,725, equivalent to 27.8% of his base salary for 2021, or 9,936 shares of the Company’s common stock based on the closing price of $7.42 per share as of December 31, 2020.

Craig E. Malone

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination	Termination Without Cause Post- Change in Control(1)	Disability(1)

Severance payments(2)	$464,445	$—	$696,668	$293,617

Time-based RSUs (unvested and accelerated)(3)	—	—	309,540	—

Performance-based RSUs (unvested and accelerated)(4)	—	—	189,284	—

MPUs (unvested and accelerated)(5)	—	—	77,910	—

(1)

Assumes an effective date of a change of control or termination on December 31, 2020 and that the change of control transaction occurred at $7.42 per share, the closing price of the shares on December 31, 2020, the last trading day prior to the effective date.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event (a) Mr. Malone’s employment is involuntarily terminated without cause by the Company or (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to (i) one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices beginning 60 days after his termination of employment, (ii) his target annual cash bonus amount for the year in which his termination occurs payable in 12 equal monthly installments, and (iii) continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,617 at December 31, 2020. In addition, if his employment is terminated due to his disability, he is also entitled to continued base salary for a period of one year after such termination and continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $13,617 at December 31, 2020. In the event that within 18 months following a change of control, Mr. Malone’s employment is terminated without cause by the Company, he will be entitled to one and one-half times the sum of his annual base salary and his target annual cash bonus amount, payable in a lump sum within 60 days after his termination, and health insurance coverage for eighteen months at then existing employee contribution rates representing a benefit valued at $20,246 at December 31, 2020.

(3)

Time-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Malone would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2020, he had 41,717 unvested time-based RSU awards with a value of $309,540 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(4)

Performance-Based RSUs:     Under the applicable award agreement, in the event of a change of control, (i) upon a termination within two years of the change of control or (ii) immediately upon the change of control if the award is not assumed or replaced with a substantially comparable award, Mr. Malone would be entitled to immediate vesting of all unvested performance-based RSU awards prorated to reflect the portion of the performance period elapsed prior to the termination. As of December 31, 2020, he had 25,510 unvested performance-based RSU awards with a value of $189,240 based on the closing price of the Company’s common stock of $7.42 per share as of December 31, 2020.

(5)

Market Performance Units:     Under the applicable award agreement, in the event of a change of control, Mr. Malone would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Malone’s outstanding MPU awards had an aggregate pay-out value of $77,910, equivalent to 27.8% of his base salary for 2021, or 10,500 shares of the Company’s common stock based on the closing price of $7.42 per share as of December 31, 2020.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

The Audit Committee has appointed the firm of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to the ratification of the shareholders. Before the Audit Committee appointed Grant Thornton it carefully considered the independence and qualifications of that firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing.

The Audit Committee believes that the continued retention of Grant Thornton as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2021. We expect that representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees

The following table sets forth the aggregate fees for professional services provided by Grant Thornton for the fiscal years ended December 31, 2020 and 2019, all of which were approved by the Audit Committee:

	Grant Thornton Year Ended December 31,
	2020	2019

Audit Fees	$1,123,500	$1,546,875

Audit-Related Fees	16,500	—

Tax Fees	—	—

All Other Fees	—	—

Audit Fees.    Consisted of audit fees related to the audits of our annual consolidated financial statements and internal control over financial reporting and the reviews of our quarterly financial statements for fiscal years 2020 and 2019.

Audit-Related Fees.    Consisted of fees associated with our Form S-3 shelf registration statement filed in 2020.

Tax Fees.    There were no tax fees paid during fiscal years 2020 and 2019.

All Other Fees.    There were no other fees paid during fiscal years 2020 and 2019.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment and compensation of, and oversight of the work performed by, our independent registered public accounting firm. The Audit Committee pre-approves all audit (including audit-related) services and permitted non-audit services provided by our independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the annual audit to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Chief Financial Officer reports to the Audit Committee regarding the aggregate fees charged by our independent registered public accounting firm compared to the pre-approved amounts.

The board of directors recommends that you vote “FOR” the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm, which is presented as Proposal 2.

PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF

THE 2016 LONG-TERM INCENTIVES PLAN (PROPOSAL 3)

We are asking our shareholders to approve the ORBCOMM Inc. Amended and Restated 2016 Long-Term Incentives Plan (the “Amended LTIP”), which is an amendment and restatement of the ORBCOMM Inc. 2016 Long-Term Incentives Plan (the “Original LTIP”). The Amended LTIP was adopted by our board of directors on February 17, 2021, subject to approval by our shareholders at the 2021 Annual Meeting. The complete text of the Amended LTIP, including the definition of certain terms used in the following summary information, is set forth in Appendix A to this proxy statement. Shareholders are urged to review the text of the Amended LTIP together with the following information, which is qualified in its entirety by reference to Appendix A.

The Amended LTIP is intended to update the Original LTIP, which is our only plan under which equity-based compensation is granted to our executives, employees and non-employee directors. The Amended LTIP also allows us to grant equity awards to members of our board of directors, as currently provided under the Original LTIP. Approval of the Amended LTIP will allow us to continue to provide a competitive compensation program that seeks to attract and retain exceptional employees and motivate those key employees responsible for the growth and success of our company.

•	The principal changes to the Original LTIP reflected in the Amended LTIP are as follows:

•	Increase the number of shares authorized for issuance by an additional 7,725,000 shares;

•

Include an express statement that requires dividends and dividend equivalents on unvested awards to be accumulated and paid when the shares underlying the awards vest, as opposed to the current language which provides for such requirements at the discretion of the Committee;

•	Include a limit on non-employee director compensation, including cash and equity-based compensation, that may be paid in a fiscal year;

•	Eliminate limits on specific awards, which are no longer necessary in light of the repeal of Section 162(m) performance-based compensation exception;

•

Provide that the Board, the Committee, and any employee of the Company who makes determinations or takes actions under the Amended LTIP will be indemnified (in addition to any other existing rights to indemnification that such persons have);

•	Provide that the Company may withhold shares in an amount up to the maximum tax withholding obligation in accordance with FASB Accounting Standards Update 2016-09;

•	Extend the expiration date of the Original LTIP to be 10 years from the date of the 2021 Annual Meeting; and

•	Specify that awards granted under the Amended LTIP will be subject to any clawback policy maintained by the Company from time to time.

Equity Award Use

Although equity incentive awards are a key element of our executive compensation program, we are mindful of our responsibility to our shareholders when making equity incentive awards.

Dilution

Upon the approval of the Amended LTIP, the overall dilution of our equity awards would be approximately 15.4%. This calculation is based on our outstanding shares and equity awards measured as of December 31, 2020. Dilution is calculated by taking the sum of the outstanding equity awards and number of the additional shares authorized for issuance under the Amended LTIP and dividing this by the total shares outstanding. As of March 10, 2015, the price of our common stock is $7.89 per share.

Burn Rate

The following table shows our share use or “burn rate” for fiscal years 2018-2020:

Awards Granted	FY20	FY19	FY18	Average

RSUs	586,208	867,195	606,249	686,551

Performance Units	463,890	748,792	387,748	533,477

SARs	0	0	0	0

Total Awards Granted	1,050,098	1,615,987	993,997	1,220,027

Basic Weighted Average Common Shares Outstanding	78,101,000	79,259,000	77,603,000	78,321,000

Burn Rate	1.3%	2.0%	1.3%	1.6%

The “burn rate” is determined by dividing total awards granted by the weighted average common shares outstanding.

Significant Features of the Amended LTIP

Like the Original LTIP it will replace, the proposed Amended LTIP is an “omnibus” plan that provides for several different kinds of awards. The Amended LTIP authorizes the grant of stock options (“options”), SARs, stock awards (including restricted stock and RSUs), other stock-based awards and cash awards. Its adoption will enable the Company to continue its practice of linking the compensation of executives, directors and other key personnel to increases in the price of the Company’s common stock and the achievement of other performance objectives. Significant features of the Amended LTIP include the following:

•

A maximum of 8,215,099 shares are proposed to be available for equity and equity-based award grants, which includes 490,099 shares remaining available under the Original LTIP as of March 1, 2021. The Amended LTIP does not have an “evergreen” feature, and any increase in the number of authorized shares would require shareholder approval.

•

Of the maximum shares available, only 500,000 shares in the aggregate may be granted as incentive stock options (“ISOs”). While it is not expected that options will be awarded as a regular feature of the Company’s compensation strategy, maintaining the flexibility to do so is desirable.

•	Stock option and stock appreciation right re-pricing is prohibited without shareholder approval.

•	Discounted options and SARs (except in the limited case of substitute awards in merger transactions) are prohibited.

•

Except for up to 5% of the shares of common stock authorized for issuance under the Amended LTIP or as the Committee may otherwise specify in an award agreement in the case of death, disability, retirement, a change of control, a divesture or a termination that is not performance-related, equity and equity-based awards to employees under the Amended LTIP that are subject to restrictions and vesting conditions will be subject to a minimum vesting period of one year from the date of grant.

•

Shares retained by or delivered to us (or withheld upon settlement) in payment of the award purchase price or tax withholding obligation may not be reused, reissued or otherwise treated as being available for issuance under the Amended LTIP. However, shares subject to cancelled, forfeited or expired awards under the Amended LTIP will be added back to the reserved shares available under the Amended LTIP.

•	Dividends and dividend equivalents on unvested awards are accumulated in cash, reinvested in our common stock, and paid subject to vesting (or forfeited at the same time as such award is forfeited).

Summary of the Amended LTIP

The following statements include summaries of certain provisions of the Amended LTIP. These statements do not purport to be complete and are qualified by reference to the provisions of the Amended LTIP, the full text of which is set forth in Appendix A to this proxy statement.

The purpose of the Amended LTIP is to promote the interests of our company and our shareholders by providing incentive compensation opportunities to assist in:

•	attracting, motivating and retaining employees and non-employee directors; and

•	aligning the interests of our employees and non-employee directors who participate in the Amended LTIP with the interests of our shareholders.

The Amended LTIP authorizes the delivery of a maximum of 7,725,000 shares of our common stock (subject to adjustment and the other restrictions described below under “— Shares Available”). The Amended LTIP permits the Compensation Committee of our board of directors (the “Committee”) to grant awards from time to time as RSUs, SARs (which may be in conjunction with or separate and apart from a grant of stock options), options (which may be ISOs eligible for special tax treatment or non-qualified stock options (“NQSOs”)), stock, restricted stock, performance units and performance shares. Awards under the Amended LTIP may be granted to any of our subsidiaries’ employees or to any of our non-employee directors designated by the Committee to receive an award.

The Amended LTIP will remain in effect until all awards under the Amended LTIP have been exercised or terminated under the terms of the Amended LTIP and applicable award agreements, provided that awards under the Amended LTIP may be granted only within ten years from the Amended LTIP’s effective date.

Eligibility

Awards under the Amended LTIP may be granted to our employees and non-employee directors. As of December 31, 2020, there are currently approximately 725 employees and five non-employee directors who would potentially be eligible to receive awards under the Amended LTIP.

Shares Available

Subject to adjustment in the event of any change in or affecting shares of our common stock, including but not limited to stock dividends, stock splits and reorganizations, the number of shares of our common stock which may be delivered upon exercise of options or upon grant or in payment of other awards under the Amended LTIP will not exceed 8,215,099, which number includes 490,099 shares of our common stock remaining available for grants of awards under the Original LTIP as of March 1, 2021 and will automatically increase by the number of shares previously subject to award under the Original LTIP that are cancelled or forfeited, or lapse unexercised since that date.

Types of Awards

Restricted Stock Unit (“RSU”). An RSU is an award of a contractual right to receive at a specified future date an amount based on the fair market value of one share of our common stock, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement of one or more specific goals with respect to our performance, the performance of a subsidiary, division or business unit (or any component thereof) or the performance of the participant over a specified period of time as the Committee may determine. In addition, RSUs will be subject to the following provisions:

•

RSUs that become payable in accordance with their terms and conditions will be settled in shares of common stock, cash based on the fair market value of the common stock underlying the RSUs or partly in cash and partly in common stock, as the Committee may determine;

•

To the extent that an RSU award contains the right to receive dividend equivalents, notwithstanding anything to the contrary in the Amended LTIP, any dividend equivalents with respect to RSUs shall be accumulated in cash, with or without interest, or reinvested in our common stock held subject to the same conditions as the RSUs and such terms and conditions as the Committee shall determine, and delivered or paid upon the lapsing of such restrictions and conditions at the same time as such common stock is delivered or paid (or forfeited at the same time as such common stock is forfeited).

•

No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of our common stock.

For purposes of the Amended LTIP, fair market value means the closing sale price of our common stock as reported by the Nasdaq Stock Market on the date of a determination.

Stock Appreciation Right (“SAR”). A SAR is the right to receive a payment measured by the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over the grant price of the SAR as determined by the Committee. In addition, SARs will be subject to the following provisions:

•	The grant price of a SAR will not be less than the fair market value of our common stock on the date the SAR is granted;

•	No SAR may be exercisable more than ten years after the date the SAR is granted; and

•

The payment to which a participant is entitled on exercise of a SAR may be in cash, in shares of our common stock valued at fair market value on the date of exercise or partly in cash and partly in our common stock, as the Committee may determine.

Under the Amended LTIP, SARs may be (1) freestanding SARs or (2) tandem SARs granted in conjunction with an option, either at the time of grant of the option or at a later date, and exercisable at the participant’s election instead of all or any part of the related option.

Stock Option (“option”). An option is an option to purchase a specific number of shares of our common stock, exercisable at such time or times, and subject to such terms and conditions, as the Committee may determine, including the following:

•	The exercise price of an option will not be less than the fair market value of our common stock on the date the option is granted;

•	No option may be exercisable more than ten years after the date the option is granted; and

•

The exercise price of an option will be paid in cash or, at the discretion of the Committee, in shares of our common stock, by withholding shares of common stock for which the option is exercisable or any combination of these methods.

ISOs, which are options that comply with the requirements of Code Section 422, are subject to the following additional provisions:

•

The aggregate fair market value (determined at the time of grant) of the shares of our common stock subject to ISOs that are exercisable by one person for the first time during a particular calendar year may not exceed the maximum amount permitted under the Code (currently $100,000); provided, however, that if the limitation is exceeded, the ISOs in excess of such limitation will be treated as NQSOs;

•	No incentive stock option may be granted under the Amended LTIP more than ten years after the effective date of the Amended LTIP; and

•	No ISO may be granted to any participant who on the date of grant is not an employee of ours or one of our subsidiaries within the meaning of Code Section 424(f).

Stock. Shares of our common stock may be issued to participants without any restrictions on transfer or other vesting requirements.

Restricted Stock. Shares of restricted stock are shares of our common stock that are issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions will lapse at such time or times, or upon the occurrence of such event or events, including but not limited to the achievement of one or more specific goals with respect to our performance, the performance of a subsidiary, division or business unit (or any component thereof) or the performance of the participant over a specified period of time as the Committee may determine. Subject to the specified restrictions, the participant as owner of those shares of restricted stock will have the rights of the holder thereof, except that notwithstanding anything to the contrary in the Amended LTIP, any dividends or other distributions paid with respect to those shares of restricted stock while subject to those restrictions will be accumulated, with or without interest, or reinvested in our common stock and held subject to the same restrictions as the restricted stock and such other terms and conditions as the Committee may determine, and delivered or paid upon the lapsing of such restrictions and conditions at the same time as such restricted stock is delivered or paid (or forfeited at the same time as such restricted stock is forfeited).

Performance Unit. A performance unit is an award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a subsidiary, division or business unit (or component thereof) or the performance of a participant to whom the performance units are granted. The payout of performance units may be in cash, shares of our common stock valued at the fair market value on the payout date, or partly in cash and partly in shares of our common stock, as the Committee may determine.

Performance Share. A performance share is an award denominated in shares of our common stock, which represents the right to receive at a specified future date an amount based on the fair market value of a specified number of shares of our common stock, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to our performance, the performance of a subsidiary, division or business unit (or component thereof) or the performance of a participant to whom the performance shares are granted. The payout of performance shares may be in cash based on the fair market value of our common stock on the payout date, shares of our common stock, or a combination of cash and shares of our common stock, as the Committee may determine.

Under the Amended LTIP, a performance measure is based upon one or more of the following objective business criteria established by the Committee with respect to our company, a subsidiary, a division or business unit (which may but need not be a subsidiary) of our company and/or any component thereof for a specified performance period: basic or diluted earnings per share; revenue; sales; operating income; net income (whether before or after tax, and including variations of net income, such as net income from continuing operations); earnings before or after interest, taxes, depreciation or amortization; price to earnings ratio; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); working capital; economic profit; cost targets or reductions, savings, productivity or efficiencies; expense targets; product, service or system developments or releases, including satellite launches, system deployments and network upgrades; maintenance or improvement of operating margin or profit margin; debt leverage (debt to capital); strategic business criteria, consisting of one or more objectives based on achieving specified market penetration, geographic business and regulatory expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions; new business wins or renewals; increase in customer base, including net subscriber growth and subscriber churn; settlement of litigation; stock price; market capitalization; total shareholder return and operational measures that measure system performance, for example, satellite and/or gateway earth station availability or network performance.

Each performance measure, to the extent applicable, will be determined in accordance with generally accepted accounting principles as consistently applied by us and each such measure will be adjusted, if so specified by the Committee, to omit the effects of: items considered to be of an unusual nature or of a type that indicates infrequency of occurrence or both; mergers, acquisitions and dispositions, including acquisition-related and integration costs; restructuring costs; currency fluctuations or devaluations; gain or loss on the disposal of a business segment; cumulative effects of changes in accounting principles and tax laws; stock-based compensation expense; noncontrolling interests; impairment loss; non-capitalized satellite launch and in-orbit insurance; insurance recovery; and other unusual or infrequently occurring events and transactions. With respect to a performance compensation award, the Committee must specify any adjustments described in the immediately preceding sentence applicable to such performance compensation award within 90 days after the beginning of the applicable performance period. Performance measures may vary from performance period to performance period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative.

Awards to Non-Employee Directors. Each of our non-employee directors may be granted an award with terms and conditions including restrictions as determined from time to time by our board of directors or by the Committee. The maximum number of shares of our common stock subject to awards granted during any fiscal year to any non-employee director, when taken together with any cash and equity-based compensation paid to such non-employee director during the fiscal year in respect of his or her service as a director, shall not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes). At such times as it may determine, our board of directors may change (1) the form of any award to our non-employee directors provided for in the Amended LTIP to any other type of award set forth in the Amended LTIP and (2) the size and the vesting period of any such award. The Committee may, in its sole discretion, grant an award of RSUs to any non-employee director in connection with such director’s election to defer his or her annual retainer fees under our non-employee director deferred compensation plan.

Code Section 409A Provisions. The award agreement for each award will set forth such terms and conditions as are necessary to (1) satisfy the requirements for exemption under Code Section 409A or (2) satisfy the requirements of Code Section 409A.

Minimum Vesting

Except for up to 5% of the shares of common stock authorized for issuance under the Amended LTIP or as the Committee may otherwise specify in an award agreement in the case of death, disability, retirement, a change of control, a divesture or a termination that is not performance-related, equity and equity-based awards to employees under the Amended LTIP that are subject to restrictions and vesting conditions will be subject to a minimum vesting period of one year from the date of grant.

Dividends and Dividend Equivalents

Notwithstanding anything to the contrary in the Amended LTIP, cash dividends, stock and any other property (other than cash) distributed as a dividend, a dividend equivalent or otherwise with respect to any award (a) will either (i) not be paid or credited or (ii) be accumulated or reinvested in shares of stock, (b) will be subject to restrictions and risk of forfeiture to the same extent as the underlying award with respect to which such cash, stock or other property has been distributed and (c) will be paid after such restrictions and risk of forfeiture lapse in accordance with the terms of the applicable award agreement.

Administration

The Amended LTIP and all awards under the Amended LTIP are administered by the Committee. Any member of the Committee who, at the time of any proposed grant of one or more awards, is not a non-employee director as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934 (the “Exchange Act”), (or any successor provision) will abstain from and take no part in the Committee’s action on the proposed grant.

It is our intent that the Amended LTIP and awards under the Amended LTIP satisfy, and be interpreted in a manner that satisfy:

•

in the case of participants who are or may be our executive officers or non-employee directors, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; and

•	either the requirements for exemption under Code Section 409A or the requirements for compliance with Code Section 409A.

The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Amended LTIP to our Chief Executive Officer, except that the Committee may not delegate any discretionary authority with respect to awards granted to our Chief Executive Officer or non-employee directors or substantive decisions or functions regarding the Amended LTIP or awards to the extent they are inconsistent with the intent expressed in Section 8(f) under the Amended LTIP or to the extent prohibited by applicable law.

Members of the Committee and the Company’s board of directors shall be entitled to certain indemnifications by the Company with respect to determinations or actions taken under the Amended LTIP in good faith.

Award Agreements

Each award under the Amended LTIP will be evidenced by an award agreement between us and the participant setting forth the terms and conditions applicable to the award, including but not limited to:

•	provisions for the time at which the award becomes exercisable or otherwise vests (not to be less than one year);

•	provisions for the treatment of the award in the event of the termination of a participant’s status as an employee;

•	any special provisions applicable in the event of an occurrence of a change of control of our company, as determined by the Committee consistent with the provisions of the Amended LTIP; and

•	in the Committee’s sole discretion, such additional provisions as are required to make the award exempt from or comply with Code Section 409A.

Adjustment Provisions

In the event of any change in or affecting the outstanding shares of our common stock by reason of a stock dividend or split, merger or consolidation (whether or not we are the surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our board of directors will make such amendments to the Amended LTIP and outstanding awards and award agreements and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. These amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of our common stock then remaining subject to the Amended LTIP, and the maximum number of shares that may be granted or delivered to any single participant pursuant to the Amended LTIP, including those that are then covered by outstanding awards, or accelerating the vesting of outstanding awards, or accelerating the vesting of outstanding awards.

Amendment and Termination

Our board of directors may at any time amend, suspend or terminate the Amended LTIP, in whole or in part, except that, without the approval of our shareholders, no such action will (i) increase the number of shares of our common stock available for awards (except as described above under “— Adjustment Provisions”) or (ii) materially increase the benefits accruing to participants under the Amended LTIP or otherwise make any material revision to the Amended LTIP, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended LTIP, including applicable requirements of the Nasdaq Stock Market, and, except as described above under “— Adjustment Provisions”, no such action may impair the rights of any holder of an award without the holder’s consent.

The Committee may at any time alter or amend any or all award agreements to the extent permitted by the Amended LTIP and applicable law, provided that except as described above under “— Adjustment Provisions”, no such alteration or amendment may impair the rights of any holder of an award without the holder’s consent.

Neither our board of directors nor the Committee may, except as described above under “— Adjustment Provisions”, amend the Amended LTIP or any award agreement to reprice any option or SAR whose exercise price is above the then fair market value of our common stock subject to the award, whether by decreasing the exercise price, canceling the award and granting a substitute award, or otherwise, without shareholder approval.

Governing Law

The Amended LTIP, the award agreements and all actions taken under the Amended LTIP and under the award agreements will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles of the State of Delaware.

Change of Control

In the event of a change of control, the Amended LTIP provides that, except as otherwise provided for in an award agreement, (i) unvested awards that are assumed or otherwise replaced in the change of control transaction with an award that is substantially comparable in terms of type, intrinsic value and other terms and conditions shall become fully vested and payable upon a “double” trigger (i.e., upon certain terminations of employment without cause or for good reason) within two years after a change of control and (ii) awards subject to the achievement of performance goals will be fully vested and payable as if the performance goals had been achieved at target, pro-rated to reflect the portion of the performance period elapsed as of the termination event.

“Change of control” is defined as an event that would be considered a change in control under Code Section 409A and the regulations issued thereunder and which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the fair market value or voting power of our outstanding stock;

•	the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of our outstanding stock;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or

•

a sale of a substantial portion of our assets (40% or more of the total gross fair market value) within a 12-month period, unless the transfer of the assets is to (1) an entity that is controlled by our shareholders immediately after the transfer, (2) shareholders of ours (immediately before the transfer) in exchange for our common stock, (3) a subsidiary of ours in which we own 50% or more of the total value or voting power, (4) shareholders of ours owning 50% or more of the total value or voting power of our company or (5) an entity of which at least 50% of the total value or voting power is owned by shareholders described in clause (4).

In addition, the Amended LTIP provides that in the event of a change of control, therwise provided for in an award agreement, (i) unvested awards that are not assumed or otherwise replaced in the change in control become fully vested and payable upon a change of control and (ii) awards subject to the achievement of performance goals will be fully vested and paid as if the performance goals had been achieved at target, pro-rated to reflect the portion of the performance period elapsed as of the change of control event.

Tax Matters

The following is a general summary of certain United States federal income tax consequences of awards made under the Amended LTIP, based upon the laws presently in effect, and is intended for the information of our shareholders considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the Amended LTIP. The discussion does not take into account a number of considerations that may apply in light of the circumstances of a particular participant. The income tax consequences under foreign, state and local tax laws may differ.

Incentive Stock Option.    The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares acquired for at least one year (and two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the option exercise price; or (2) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary taxable income.

Nonqualified Stock Option.    The grant of a nonqualified stock option will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the option exercise price and the fair market value of the shares acquired at the time of exercise.

Stock Appreciation Right.    The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary taxable income to the grantee. We will be entitled to a deduction in the same amount and at the same time.

Restricted Stock.    An employee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the restrictions terminate. When the restrictions terminate, the employee will recognize ordinary taxable income equal to the fair market value of the shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize ordinary taxable income in the year the restricted stock is awarded equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Code Section 162(m).

Restricted Stock Unit.    The grant of an RSU will not result in any immediate tax consequences to us or the grantee. Upon payment of an RSU, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Performance Unit.    Any cash and the fair market value of any shares received in connection with the grant of a performance unit under the Amended LTIP will constitute ordinary taxable income to the employee in the year in which paid, and we will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Performance Share.    The grant of a performance share will not result in any immediate tax consequences to us or the grantee. Upon payment of a performance share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Payouts of Performance Compensation Award.    The designation of an award of restricted stock or the grant of an RSU, performance unit or performance share as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant.

Deductibility Limit on Compensation in Excess of $1 Million.    Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million.

Tax Withholding.    We withhold applicable taxes from amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares as reported by the Nasdaq Stock Market on the date of determination. Under the Amended LTIP, the amount of withholding in respect of options exercised through the cashless method in which shares are immediately sold may be determined by reference to the price at which the shares are sold. The Committee may permit an awardee to satisfy the withholding obligation by tendering shares having a fair market value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).

New Plan Benefits

Because it is within the discretion of the Committee to determine which employees will receive grants under the Amended LTIP and the type and amount thereof, these matters cannot be specified at present. Therefore, the benefits and amounts that will be received or allocated under the Amended LTIP are not otherwise determinable by us at this time, and we have not included a table reflecting such benefits or awards. While the awards that will be received by the Named Executive Officers under the Amended LTIP are not determinable at this time, the 2020 grants under the Original LTIP described under “Compensation of Executive Officers” above may be generally indicative of future annual grants under the Amended LTIP. Similarly, the information about awards under the Original LTIP to our non-employee directors under “Director Compensation” above may be generally indicative of future annual grants to our non-employee directors under the Amended LTIP.

The board of directors recommends that you vote “FOR” the proposal to approve adoption of the Amended and Restated 2016 Long-Term Incentives Plan, which is presented as Proposal 3.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2020, about shares of our common stock that may be issued upon the exercise or vesting of options, RSUs and SARs granted to employees and directors under all of our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise or vesting of outstanding options, RSUs and SARs		Weighted- average exercise price of outstanding options and SARs		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by stockholders

Stock Plans(1)	4,329,950	(3)	$5.68	(4)	216,658	(5)

ESPP(2)	—		—		4,109,618

Equity compensation plans not approved by stockholders	—		—		—

Total	4,329,950				4,326,276

(1)	Consists of the following equity compensation plans: the 2006 LTIP and 2016 LTIP.

(2)

Includes shares subject to purchase right to accruing under the 2016 Employee Stock Purchase Plan, which provides that participating employee may withhold up to a specified percentage of their base compensation to purchase shares at a discount to the lower of the fair market value of our common stock at the beginning or end of the applicable offering period.

(3)

Consists of 1,881,765 shares underlying outstanding time- and performance-based SARs and 2,448,185 shares underlying outstanding time- and performance-based RSUs granted under the 2006 LTIP and 2016 LTIP.

(4)	Excludes 2,448,185 shares underlying outstanding time- and performance-based RSUs which do not have an exercise price.

(5)	Consists of shares available for issuance under the 2016 LTIP.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 4)

We are providing our shareholders with the opportunity to cast an advisory vote to approve executive compensation as described below, as required by Section 14A of the Exchange Act. Currently, shareholders cast an advisory vote on executive compensation annually.

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers in areas such as profitability and growth. We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our shareholders over the long-term. For example, a large percentage of the Named Executive Officers’ annual cash bonus opportunity and performance-based equity awards are based on metrics for profitability and revenue growth, which we believe are important measures of the performance of our business and share price, which measures the value provided to our shareholders. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2021, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. The Compensation Discussion and Analysis contained in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2020 in more detail.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers

The board of directors recommends that you vote “FOR” the proposal regarding an advisory vote to approve executive compensation presented, which is presented as Proposal 4.

OTHER MATTERS

The board of directors is not aware of any other matters to be presented for action by the shareholders at the Annual Meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2021 Annual Meeting of Shareholders properly come before the meeting, proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting such proxies.

HEDGING, PLEDGING AND SHORT-SELLING POLICIES

As part of our insider trading policy, we have adopted policies applicable to our directors, executive officers and employees that prohibit: (i) trading in derivative securities of the Company, unless specifically approved in advance in writing by the Company; (ii) engaging in hedging transactions involving the Company’s securities, including through the use of financial instruments such as forward sales contracts, equity swaps, collars and certain exchange funds designed to hedge or offset any decrease in the market value of the Company’s securities; (iii) any short selling of the Company’s securities; and (iv) holding the Company’s securities in margin accounts or otherwise pledging the Company’s securities, except for pledges specifically approved in advance in writing by the Company. There are currently no outstanding pledges of our stock by any of our directors or executive officers.

ANNUAL REPORT

Our 2020 Annual Report to Shareholders, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended December 31, 2020, was sent or made available to shareholders with this proxy statement. A copy of our 2020 Annual Report to Shareholders is also available on the internet at www.edocumentview.com/orbc

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2022

To be eligible for inclusion in our proxy statement and the proxy card pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2022 Annual Meeting of Shareholders must be received on or before November 15, 2021 by the Office of the Secretary at our principal corporate office located at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Office of the Secretary at the above address by January 29, 2022. If the proposal is not “timely” within the meaning of Rule 14a-4(c), the proxies solicited by us for the 2022 Annual Meeting of Shareholders may confer discretionary authority to us on such proposal. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2022 Annual Meeting of Shareholders or to nominate an individual to our board of directors to notify the Office of the Secretary in writing at the address above no earlier than the close of business on December 22, 2021 and no later than the close of business on January 21, 2022. If the number of directors to be elected to the board at the 2022 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 11, 2022, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received at the Office of the Secretary not later than the tenth day following our public announcement of the increase.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Appendix A

ORBCOMM INC.

AMENDED AND RESTATED 2016 LONG-TERM INCENTIVES PLAN

Section 1: Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Non-Employee Directors and (ii) aligning the interests of Employees and Non-Employee Directors participating in the Plan with the interests of the Company’s stockholders.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below.

a.	“Award” means an award granted pursuant to Section 4.

b.

“Award Agreement” means any written or electronic agreement, contract, other instrument or document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

c.	“Board of Directors” means the Board of Directors of the Company, as it may be comprised from time to time.

d.	“Change of Control” means the occurrence of any of the following events:

(i)

A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires ownership of Stock that, together with Stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the outstanding Stock; provided, however, that if any one Person is considered to own more than 50% of the total fair market value or total voting power of the outstanding Stock, the acquisition of additional Stock by the same Person will not constitute a Change of Control under this clause (i) or clause (ii) of this definition. An increase in the percentage of Stock owned by any one Person as a result of a transaction in which Company acquires Stock in exchange for property will be treated as an acquisition of Stock by such Person for purposes of this clause (i);

(ii)

A change in effective control of the Company which occurs on the date any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of Stock having 30% percent or more of the total voting power of the outstanding Stock. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control;

(iii)

A change in the effective control of the Company which occurs on the date that a majority of members of the Board of the Directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of this clause (iii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or

(iv)

A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) by means of consummation of a reorganization, merger, consolidation or sale or disposition of assets, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this clause (iv), the following will not constitute a Change of Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to Stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding Stock, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (iv)(B)(3). For purposes of this clause (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Change of Control definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s Stock immediately before such transaction.

It is the intention of the Company that the definition of “Change of Control” satisfies, and be interpreted in a manner that satisfies, the applicable requirements of Section 409A. If the definition of “Change of Control” would otherwise frustrate or conflict with the intent expressed above, this definition will, to the extent possible, be interpreted and deemed amended so as to avoid such conflict.

e.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

f.	“Committee” means the Compensation Committee of the Board of Directors, as it may be comprised from time to time.

g.	“Company” means ORBCOMM Inc. and any successor thereto.

h.	“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

i.

“Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock, an Award of Restricted Stock or an Award of Restricted Stock Units.

j.	“Effective Date” shall have the meaning set forth in Section 11(o) of the Plan.

k.	“Employee” means an individual who is an employee of the Company or a Subsidiary.

l.	“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

m.	“Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

n.

“Fair Market Value” means the closing sale price of the Stock as reported by the Nasdaq Stock Market (or if the Stock is not then traded on the Nasdaq Stock Market, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading on the relevant date) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

o.	“Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Company or a Subsidiary) intended to comply with Code Section 422.

p.	“Non-Employee Director” means a member of the Board of Directors who is not an Employee.

q.	“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

r.	“Option” means an option to purchase Stock granted pursuant to Section 4(a).

s.	“Participant” means any Employee or Non-Employee Director who has been granted an Award.

t.

“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

u.

“Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v.

“Performance Measure” means a performance measure that is based upon one or more of the following objective business criteria established by the Committee with respect to the Company, a Subsidiary, a division or business unit (which may but need not be a Subsidiary) of the Company and/or any component thereof for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; net income (whether before or after tax, and including variations of net income, such as net income from continuing operations); earnings before or after interest, taxes, depreciation or amortization; price to earnings ratio; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); working capital; economic profit; cost targets or reductions, savings, productivity or efficiencies; expense targets; product, service or system developments or releases, including satellite launches, system deployments and network upgrades; maintenance or improvement of operating margin or profit margin; debt leverage (debt to capital); strategic business criteria, consisting of one or more objectives based on achieving specified market penetration, geographic business and regulatory expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions; new business wins or renewals; increase in customer base, including net subscriber growth and subscriber churn; settlement of litigation; stock price; market capitalization; total shareholder return and operational measures that measure system performance, for example, satellite and/or gateway earth station availability or network performance. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and each such measure shall be adjusted, if so specified by the Committee, to omit the effects of items considered to be of an unusual nature or of a type that indicates infrequency of occurrence or both; mergers, acquisitions and dispositions, including acquisition-related and integration costs; restructuring costs; currency fluctuations or devaluations; gain or loss on the disposal of a business segment; cumulative effects of changes in accounting principles and tax laws; stock-based compensation expense; noncontrolling interests; impairment loss; non-capitalized satellite launch and in-orbit insurance; insurance recovery; and other unusual or infrequently occurring events and transactions. To the extent that an Award is designated as a Performance Compensation Award, the Committee shall specify any adjustments described in the immediately preceding sentence applicable to such Performance Compensation Award on or before the 90th day of the applicable Performance Period. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

w.

“Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

x.	“Performance Share” means an Award denominated in shares of Stock based on the achievement of performance goals granted pursuant to Section 4(g).

y.	“Performance Unit” means an Award denominated in cash based on the achievement of performance goals granted pursuant to Section 4(f).

z.	“Plan” means this Amended and Restated 2016 Long-Term Incentives Plan as adopted by the Company and in effect from time to time.

aa.

“Restricted Stock” means Stock granted pursuant to Section 4(d) which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee or the Board of Directors, as the case may be, with respect to such Stock lapse.

bb.	“Restricted Stock Unit” means the right to receive in cash, Stock or a combination of cash and Stock, the Fair Market Value of one share of Stock granted pursuant to Section 4(e).

cc.	“SAR” means a stock appreciation right granted pursuant to Section 4(b).

dd.	“Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

ee.	“Stock” means shares of Common Stock, par value $.001 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 4(c).

ff.

“Subsidiary” means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Company has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

gg.

“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted (other than a Replacement Award as defined in Section 10(c)), or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 3: Eligibility

The Committee or, with respect to Awards under Section 4(i), the Committee or the Board of Directors, may grant one or more Awards to any Employee or Non-Employee Director designated by it to receive an Award. Non-Employee Directors are eligible to receive Awards only to the extent provided in Section 4(i).

Section 4: Awards

The Committee or, with respect to Awards under Section 4(i), the Committee or the Board of Directors, may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a.

Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i)

The exercise price of an Option (other than an Option issued as a Substitute Award) shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii)

The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, by withholding shares of Stock for which the Option is exercisable or through any combination of the foregoing.

(iii)

No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv)	Incentive Stock Options shall be subject to the following additional provisions:

A.

No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of the Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Company or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided however, that, if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

B.	No Incentive Stock Option may be granted under the Plan after 10 years after the Effective Date of the Plan.

C.

No Incentive Stock Option may be granted to an Employee who on the date of grant is not an employee of the Company or a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

b.

Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR as determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine, consistent with the provisions of the Plan, including the following:

(i)

The grant price of a SAR (other than a SAR issued as a Substitute Award) shall not be less than the Fair Market Value of the Stock on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii)

SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option;

(iii)

The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

c.	Stock. Stock may be issued to Participants without restrictions or transfer or other vesting requirements.

d.

Restricted Stock. Restricted Stock is Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times, or upon the occurrence of such event or events, including but not limited to the achievement of one or more specific goals with respect to performance of the Company, a Subsidiary, a division or business unit (which may but need not be a Subsidiary) of the Company and/or any component thereof, or the Participant to whom the Restricted Stock is issued, over a specified period of time as the Committee may determine. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that, notwithstanding anything to the contrary in the Plan, any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine, and delivered or paid upon the lapsing of such restrictions and conditions at the same time as such Stock is delivered or paid (or forfeited at the same time as such Stock is forfeited). Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, shall be held in book entry form subject to the Company’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions on those shares of Restricted Stock lapse.

e.

Restricted Stock Unit. A Restricted Stock Unit is an Award of a contractual right to receive at a specified future date an amount based on the Fair Market Value of one share of Stock, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a Subsidiary, a division or business unit (which may but need not be a Subsidiary) of the Company and/or any component thereof, or the Participant to whom the Restricted Stock Units are granted. Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units or partly in cash and partly in Stock, as the Committee may determine. To the extent that an Award of Restricted Stock Units contains the right to receive Dividend Equivalents, notwithstanding anything to the contrary in the Plan, any Dividend Equivalents with respect to Restricted Stock Units shall be accumulated in cash, with or without interest, or reinvested in Stock held subject to the same conditions as the Restricted Stock Unit and such terms and conditions as the Committee shall determine, and delivered or paid upon the lapsing of such restrictions and conditions at the same time as such Stock is delivered or paid (or forfeited at the same time as such Stock is forfeited). Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock.

f.

Performance Units. A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a Subsidiary, a division or business unit (which may but need not be a Subsidiary) of the Company and/or any component thereof, or the Participant to whom the Performance Units are granted. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date), or partly in cash and partly in Stock, as the Committee may determine.

g.

Performance Shares. A Performance Share is an Award denominated in Stock which represents the right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Company, a Subsidiary, a division or business unit (which may but need not be a Subsidiary) of the Company and/or any component thereof, or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares or partly in cash and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock.

h.	Performance Compensation Awards.

(i)	The Committee may at the time of grant of an Award (other than an Option or SAR) designate such Award as a Performance Compensation Award in order that such Award constitute qualified performance-based compensation under Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162 (m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii)

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(f) and 5(f), as applicable.

i.	Awards to Non-Employee Directors.

(i)

Awards. Subject to the provisions of Section 4(i)(ii), each Non-Employee Director may be granted an Award, with terms and conditions including restrictions as determined from time to time by the Board of Directors or the Committee. The maximum number of shares of Stock subject to Awards granted during any fiscal year to any Non-Employee Director, when taken together with any cash and equity-based compensation paid to such Non-Employee Director during the fiscal year in respect of his or her service as a director, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes). For purposes of the preceding sentence, an equity-based Award shall be deemed received upon grant (and not upon vesting or settlement) and any deferred cash compensation shall be deemed received when earned (and not when paid).

(ii)

Changes to Award Grants. At such times as it may determine, the Board of Directors may change (A) the form of any Award provided for in Section 4(i)(i) to any other type of Award set forth in this Section 4 and (B) the size and the vesting period of any such Award.

(iii)

The restrictions on any Award granted to a Non-Employee Director pursuant to this Section 4(i)(iii) shall lapse and it is intended that such Award shall be payable only upon permissible payment events under Section 409A or in a manner that meets the requirements of an exemption from Section 409A, as set forth in the applicable Award Agreement.

(iv)

The Committee may, in its sole discretion, grant an Award of Restricted Stock Units to any Non-Employee Director in connection with such Non-Employee Director’s election to defer all or any part of the retainer fees payable to such Non-Employee Director under the Company’s non-employee director deferred compensation plan.

(v)

For grants of Awards to Non-Employee Directors, all references to the Committee in this Section 4 and in Sections 8(a), 8(c), 8(d) and 8(g) shall be deemed to refer to the Committee or the Board of Directors.

j.

Minimum Vesting. Except (i) with respect to 5% of the shares of Stock that may be made subject to Awards under the Plan or (ii) as the Committee may otherwise specify in an Award Agreement in the case of death, disability, retirement, a Change of Control, a divestiture or upon an involuntary termination that is not a performance-related termination, no Award shall become exercisable or otherwise provide for the lapse of restrictions or the payouts of amounts before the first anniversary of the grant date of such Award.

k.

Deferrals. The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts, or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding the foregoing, it is the intent of the Company that any deferral made under this Section 4(k) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

l.

Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend, a Dividend Equivalent or otherwise with respect to any

Award (a) shall either (i) not be paid or credited or (ii) be accumulated or reinvested in Stock, (b) shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed and (c) shall be paid after such restrictions and risk of forfeiture lapse in accordance with the terms of the applicable Award Agreement.

m.

Other Section 409A Provisions. In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(l) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

(i)

To the extent not otherwise set forth in the Plan, it is the intent of the Company that the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Company’s Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A;

(ii)

Without limiting the generality of the foregoing, it is the intent of the Company that the payment of dividends on Restricted Stock or the payment of Dividend Equivalents on Restricted Stock Units or Performance Shares shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents;

(iii)

Notwithstanding any other provision of this Plan to the contrary, the Company makes no representation that the Plan or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award;

(iv)

Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A to the extent that payment is made on account of a “Change of Control”, “retirement”, “termination of employment” or “disability”, (A) all references to “retirement” shall instead refer to “retirement that constitutes a Separation from Service”, (B) all references to a Participant’s employment being terminated shall instead be to the Participant’s Separation from Service, and (C) all references to “disability” shall instead refer to a “disability” that meets the requirements of Treasury Regulation Section 1.409A-3(i)(4)(i); and

(v)

Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A, if any payment with respect to such Award is payable to a Participant who is a

“specified employee” (within the meaning of Section 409A(a)(2)(B)(i)) and such payment is subject to the six month delay in payment pursuant to Section 409A(a)(2)(B)(i), such payment shall be delayed until six months after the Participant’s Separation from Service (or earlier death) in accordance with the requirements of Section 409A.

Section 5: Stock Available under Plan

a.

Subject to the adjustment provisions of Section 9 and this Section 5, 7,725,000 shares of Stock are hereby reserved for grant and issuance for the purpose of making Awards under the Plan; provided, however, that no more than 500,000 shares of Stock in the aggregate may be granted as Incentive Stock Options.

b.

For purposes of applying the limitations provided in Section 5(a), all shares of Stock with respect to the unexercised, undistributed or unearned portion of any cancelled, terminated or forfeited Award shall be available for further Awards.

c.

Notwithstanding the foregoing, shares of Stock that are (i) withheld or tendered as payment of an Award or (ii) delivered or withheld by the Company to pay taxes in connection with an Award may not be reused, reissued or otherwise treated as being available for additional Awards or issuance under the Plan.

d.

In order to avoid double counting for SARs and other appreciation rights, only the specified number of shares of Stock underlying the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR or other appreciation right is forfeited, terminated, or cancelled without the delivery of cash or Stock.

e.

To the extent that any outstanding awards under the Company’s 2006 Long-Term Incentives Plan, as of the Original Effective Date, are cancelled, terminated, forfeited or otherwise lapse unexercised pursuant to the terms of that plan, the shares underlying those awards shall be available for Awards under the Plan.

f.

The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may be reacquired shares held in treasury or authorized but unissued shares. At all times the Company will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

g.	For purposes of this Section 5, any Substitute Awards shall not be counted against the shares of Stock available under the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to: (i) provisions for the time at which the Award becomes exercisable or otherwise vests, such vesting period to be no less than one (1) year; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) in the Committee’s sole discretion, additional provisions as are required to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided however, that, without the approval of the stockholders of the Company, no such action shall (i) increase the number of shares of Stock available for Awards as set forth in Section 5 (other than adjustments pursuant to Section 9), (ii) amend Section 4(j) to reduce the minimum one-year period for vesting of Awards or (iii) materially increase the benefits accruing to Participants under the Plan or otherwise make any material revision to the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the Nasdaq Stock Exchange; and provided further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided however, that, subject to Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a replacement Award, repurchasing the Award for cash, or otherwise, without stockholder approval.

Section 8: Administration

a.	The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors.

b.

Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision), shall abstain from and take no part in the Committee’s action on the proposed grant.

c.

The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d.

The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e.	The Company shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f.

It is the intent of the Company that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers or Non-Employee Directors, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, and to the extent legally permitted, such provision shall be deemed void as to Executive Officers, Non-Employee Directors or Covered Employees, as applicable.

g.	The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h.

The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Company, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the Chief Executive Officer or Non-Employee Directors or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

i.	No member of the Committee or the Board of Directors or any employee of the Company who makes determinations or takes actions under the Plan shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify (in addition to any other existing rights to indemnification such persons may have) each member of the Committee and the Board of Directors, each officer or employee of the Company acting on behalf of the Committee or the Board of Directors, and each employee of the Company who makes determinations or takes actions under the Plan for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction under the Plan.

Section 9: Adjustment Provisions

a.

In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Company is a surviving company), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock then remaining subject to the Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards.

b.

The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10: Change of Control

a.

Except as otherwise provided for in an Award Agreement, if (i) a Change of Control occurs and (ii) all outstanding Awards are replaced with Replacement Awards and (iii) within two years after such Change of Control a Participant’s employment or service with the Company is terminated due to (x) death or disability, (y) a good reason (as defined in the Award Agreement) or (z) any other reason other than cause (as defined in the Award Agreement), all Replacement Awards in the form of (i) options and stock appreciation rights will be fully vested and exercisable, (ii) service-based Replacement Awards (other than stock options or stock appreciation rights) as to which vesting depends solely on the passage of time will be fully vested and be paid in cash, shares or stock or a combination thereof on the payment date with respect to such termination following a Change of Control set forth in the terms thereof and (iii) performance-based Replacement Awards as to which vesting depends solely upon the achievement of one or more specific performance goals will immediately vest and all performance goals will be deemed to be satisfied at the target performance levels, pro rated to reflect the portion of the applicable performance period that has elapsed as of the date of such termination of employment or service, and paid in cash, shares of stock or a combination thereof on the payment date with respect to such termination following a Change of Control set forth in the terms thereof.

b.

Except as otherwise provided for in an Award Agreement, if (i) a Change of Control occurs and (ii) all outstanding Awards are not replaced with Replacement Awards, then to the extent that any then-outstanding Awards are not vested: (x) all Options and SARs will be fully vested and exercisable, (y) all service-based Awards (other than Options and SARs) as to which vesting depends solely on the passage of time will be fully vested and be paid in cash, shares of Stock or a combination thereof, as determined by the Committee, promptly upon or within 30 days after such Change of Control and (z) all performance-based Awards as to which vesting depends solely upon the achievement of one or more specific performance goals will immediately vest and all performance goals will be deemed to be satisfied at the target performance levels established by the Committee, pro rated to reflect the portion of the applicable performance period that has elapsed as of the date of such Change of Control, and paid in cash, shares of Stock or a combination thereof, as determined by the Committee, promptly upon or within 30 days after such Change of Control. With respect to Options, the Committee may in the alternative elect to cancel such outstanding Options and pay an amount in cash equal to the positive spread, if any, between the consideration received by the holder of a share of Stock in the Change of Control (or if no consideration is received in the Change of Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change of Control) and the exercise price of the Option, multiplied by the number of shares of Stock subject to such Option. No payment will be made for any Option where such spread is negative.

c.

Notwithstanding the foregoing, to the extent an Award is subject to Section 409A, the settlement, payment or delivery of an Award or Replacement Award will be made in a manner as to satisfy the requirements for exemption under Section 409A or to comply with Section 409A.

d.	A “Replacement Award” means (i) an outstanding Award that is assumed and continued by the successor corporation in the Change of Control or another entity that is the parent corporation of the Company or such successor corporation following the Change of Control or (ii) a replacement award issued by the successor corporation in the Change of Control or another entity that is the parent corporation of the Company or such successor corporation following the Change of Control that (A) is of the same type as the Award being replaced (the “Replaced Award”) (provided, however, that the Replacement Award may be of a different type as the Replaced Award if such Replacement Award has been approved by the Committee, as constituted immediately prior to the Change of Control); (B) has an intrinsic value at least equal to the value of the Replaced Award; (C) relates to publicly traded equity securities of the Company or the successor corporation in the Change of Control or another entity that is the parent corporation of the Company or such successor corporation following the Change of Control; and (D) has terms and conditions that are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). The determination of whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

Section 11: Miscellaneous

a.	Nonassignability. Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution.

b.

Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

c.

Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any payment is to be provided under the Plan, then payments shall be made accordingly; provided however, that to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner. Any such payment shall be a complete discharge of the liability hereunder.

d.

Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

e.

Limits of Liability. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

f.

Rights of Employees and Non-Employee Directors. Except as provided in Section 4(i), status as an eligible Employee or Non-Employee Director shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Non-Employee Director or to eligible Employees and Non-Employee Directors generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Non-Employee Director Participant any right to continue in the employ or other service of the Company or a Subsidiary, and shall not constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Company, shall not be deemed a termination of employment or other service; provided however, that, to the extent that Section 409A is applicable to an Award, Section 409A’s definition of “separation of service”, to the extent contradictory, shall apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

g.

Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

h.

Withholding. Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Company shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, permit a Participant to satisfy the withholding obligation by tendering shares of Stock having a Fair Market Value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).

i.

Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

j.

Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

k.

Invalidity. If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

l.

Applicable Law. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

m.

Compliance with Laws. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

n.

Supplementary Plans. The Committee may authorize supplementary plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares to such Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(d); Restricted Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(e); and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(g).

o.

Effective Date and Term. The Plan was originally approved by the Board of Directors, and became effective, on February 17, 2016 (the “Original Effective Date”). The Plan, as amended and restated hereby, will be effective as of the date on which the Plan is approved by the Company’s stockholders at the Company’s 2021 Annual Meeting of Shareholders (the “Effective Date”). The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the Effective Date of the Plan.

p.

Clawback Policy. All Awards shall be subject to any incentive compensation recoupment or “clawback” policy established and amended from time to time by the Company, including any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002 or as determined by the Company from time to time to comport with good corporate governance practices.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:

	For	Withhold
01 - Jerome B. Eisenberg	☐	☐

	For	Withhold
02 - Marco Fuchs	☐	☐

	For	Against	Abstain
2. To ratify the appointment by the Audit Committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2021	☐	☐	☐

4. To cast an advisory vote to approve the Company’s executive compensation	☐	☐	☐

	For	Against	Abstain
3. Proposal to amend and restate the 2016 Long Term Incentive Plan	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03E9HC

The 2021 Annual Meeting of Shareholders of ORBCOMM Inc. will be held on

April 21, 2021 at 8:00 a.m. ET, virtually via the internet at www.meetingcenter.io/245985991.

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located on the reverse side of this form.

The password for this meeting is – ORBC2021.

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ORBCOMM Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – April 21, 2021

Marc Eisenberg or Christian Le Brun, or any of them, each with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 21, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees to the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.